Exhibit 3.1

Execution Version

THE COMPANIES LAW (2010 REVISION)

OF THE CAYMAN ISLANDS

COMPANY LIMITED BY SHARES

THIRD AMENDED AND RESTATED

MEMORANDUM AND ARTICLES

OF

ASSOCIATION

OF

21VIANET GROUP, INC.

(adopted by special resolution of Members passed on February 17, 2011)

THE COMPANIES LAW (2010 REVISION)

COMPANY LIMITED BY SHARES

THIRD AMENDED AND RESTATED

MEMORANDUM OF ASSOCIATION

OF

21VIANET GROUP, INC.

(adopted by special resolution of members passed on February 17, 2011)

1.	The name of the Company is 21Vianet Group, Inc.

2.	The Registered Office of the Company shall be located at the offices of Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman, KY1-1104 Cayman Islands or at such other place as the directors may from time to time determine.

3.	The objects for which the Company is established are unrestricted and the Company shall have full power and authority to carry out any object not prohibited by the Companies Law (2010 Revision) or as the same may be revised from time to time, or any other law of the Cayman Islands.

4.	The liability of each Member is limited to the amount from time to time unpaid on such Member’s shares.

5.	The share capital of the Company is US$7,700 divided into (i) 62,183,707 Ordinary Shares with a par value of US$0.0001 each and (ii) 14,816,293 preferred shares with a par value of US$0.0001 each of which (A) 3,041,113 shares are preferred shares designated as Series A1 Preferred Shares with a par value of US$0.0001 each, (B) 594,458 shares are preferred shares designated as Series A2 Preferred Shares with a par value of US$0.0001 each, (C) 505,263 shares are preferred shares designated as Series A3 Preferred Shares with a par value of US$0.0001 each, (D) 1,094,737 shares are redeemable preferred shares designated as Series B1 Preferred Shares with a par value of US$0.0001 each, (E) 5,861,047 shares are redeemable preferred shares designated as Series B2 Preferred Shares with a par value of US$0.0001 each, and (F) 3,719,675 shares are preferred shares designated as Series C1 Preferred Shares with a par value of US$0.0001 each, and, in each case, having such powers, preferences, rights, qualifications, limitation and restrictions attached thereto as set out in the Articles of Association of the Company.

6.	The Company has power to register by way of continuation as a body corporate limited by shares under the laws of any jurisdiction outside the Cayman Islands and to be deregistered in the Cayman Islands.

7.	Capitalized terms that are not defined in this Memorandum of Association bear the same meaning as those given in the Articles of Association of the Company.

THE COMPANIES LAW (2010 REVISION)

COMPANY LIMITED BY SHARES

THIRD AMENDED AND RESTATED

ARTICLES OF ASSOCIATION

OF

21VIANET GROUP, INC.

(adopted by special resolution of members passed on February 17, 2011)

1. In these Articles, the regulations in Table A in the Schedule to the Companies Law (Revised) do not apply, and unless there be something in the subject or context inconsistent therewith:

“Affiliate”	means in respect of any specified person or entity, a person who directly or indirectly Controls, is Controlled by or under common Control with such specified person or entity, and for the avoidance of doubt, shall include limited partners of Members.

“Articles”	means these Articles as originally framed or amended as from time to time.

“Auditors”	means the persons for the time being performing the duties of auditors of the Company.

“Board” or “Board of Directors”	means the board of Directors.

“Business Day”	means a day (other than a Saturday or Sunday) on which banks are open for business in Hong Kong Special Administrative Region, and also in the People’s Republic of China.

“Class A Ordinary Share”	means, upon and after the time immediately prior to the completion of the Qualified IPO, a Class A Ordinary Share in the capital of the Company with a par value of US$0.0001 per share.

“Class B Ordinary Share”	means, upon and after the time immediately prior to the completion of the Qualified IPO, a Class B Ordinary Share in the capital of the Company with a par value of US$0.0001 per share.

“Company”	means the above-named 21Vianet Group, Inc. (formerly known as AsiaCloud Inc.)

“Control”

means, in relation to any person at any time, the power (whether directly or indirectly and whether by ownership of share capital, possession of voting power, contact or otherwise) to appoint the majority of the Members of the governing body or management, or otherwise to control the affairs and policies of that other person.

(The terms “Controlling” and “Controlled” have meanings correlative to the foregoing)

“Conversion Date”	means the date specified in any notice served by a holder of Preferred Shares electing to convert such shares in accordance with Article 15 or the date on which automatic conversion is to occur in accordance with Article 17.

“Conversion Price”	has the meaning given thereto in Article 16 and as adjusted pursuant to these Articles.

“Convertible Securities”	means any shares or other securities convertible into or exchangeable for Ordinary Shares.

“Debenture”	means debenture stock, mortgages, bonds and any other such securities of the Company, whether constituting a charge on the assets of the Company or not.

“Deemed Original Purchase Price”	means with respect to (i) Series A1 Preferred Shares, US$4.5 per share; (ii) with respect to Series A2 Preferred Shares, US$7.6586 per share; (iii) with respect to Series A3 Preferred Shares, US$5.04688 per share; (iv) with respect to Series B1 Preferred Shares, US$ 5.04688 per share; (v) with respect to Series B2 Preferred Shares, US$6.3086 per share; and (vi) with respect to Series C1 Preferred Shares, US$9.40943 per share.

“Directors”	means the directors for the time being of the Company.

“Dividend”	includes bonus.

“Dollars” or “US $”	refers to the dollar currency of the United States of America and references to cents or ¢ should be construed accordingly.

“Founders”	has the same meaning as in the Shareholders Agreement.

“Group”	means the Company and all of its Subsidiaries, and “Group Company” means any one of them.

“Law”	means the Companies Law (2010 Revision) of the Cayman Islands.

“Member”	means a duly registered holder from time to time of the shares in the share capital of the Company and shall include a holder of Preferred Shares.

“Month”	means calendar month.

“Options”	means rights, options or warrants to subscribe for, purchase or otherwise acquire Ordinary Shares or Convertible Securities.

“Ordinary Shares”	before the time immediately prior to the completion of the Qualified IPO, the Ordinary Shares of a par value of US$0.0001 each in the share capital of the Company and, upon and after the time immediately prior to the completion of the Qualified IPO, means Class A Ordinary Shares and Class B Ordinary Shares, collectively.

“Preferred Shareholders”	means holders of Preferred Shares and “Preferred Shareholder” means any one of them.

“Preferred Shares”	means the Series A Preferred Shares, the Series B Preferred Shares and the Series C Preferred Shares.

“Pre-IPO Shareholders”	means the then holders of the Company’s Ordinary Shares and Preferred Shares immediately prior to the completion of the Qualified IPO.

“Qualified IPO”	means an underwritten initial public offering of Ordinary Shares that has been registered under the relevant Securities Act and on a stock exchange that is to the satisfaction of the Board of Directors with post money valuation of no less than US$ 400 million and for gross proceeds of at least US$80 million (including primary and secondary shares if any).

“Recapitalization”	means any share split, share dividend, share combination or consolidation or other recapitalization in relation to the shares of the Company.

“Registered Office”	means the registered office for the time being of the Company.

“Seal”	means the common seal of the Company and includes every duplicate seal.

“Secretary”	includes an Assistant Secretary and any person appointed by the Board of Directors to perform the duties of Secretary of the Company.

“Securities Act”	means the United States Securities Act of 1933, as amended, or, where reference to the term is in connection with a public offering the term shall include comparable securities laws and regulations of any non-U.S. jurisdiction.

“Series A Preferred Shares”	means the Series A1 Preferred Shares, the Series A2 Preferred Shares and the Series A3 Preferred Shares.

“Series A1 Preferred Shares”	means shares in the capital of the Company of US $0.0001 par value designated as Series A1 Preferred Shares and having the rights provided for in these Articles.

“Series A2 Preferred Shares”	means shares in the capital of the Company of US $0.0001 par value designated as Series A2 Preferred Shares and having the rights provided for in these Articles.

“Series A3 Preferred Shares”	means shares in the capital of the Company of US $0.0001 par value designated as Series A3 Preferred Shares and having the rights provided for in these Articles.

“Series B Preferred Shares”	means the Series B1 Preferred Shares and the Series B2 Preferred Shares.

“Series B1 Preferred Shares”	means shares in the capital of the Company of US$0.0001 par value designated as redeemable Series B1 Preferred Shares and having the rights provided for in these Articles.

“Series B2 Preferred Shares”	means shares in the capital of the Company of US$0.0001 par value designated as redeemable Series B2 Preferred Shares and having the rights provided for in these Articles.

“Series C Preferred Shares”	means the Series C1 Preferred Shares.

“Series C1 Preferred Shares”	means shares in the capital of the Company of US$0.0001 par value designated as redeemable Series C1 Preferred Shares and having the rights provided for in these Articles.

“shares”	shall be construed as a reference to shares of the Company from time to time in issue and includes fractions of shares (except as otherwise provided herein).

“Shareholders Agreement”	means the Amended and Restated Shareholders Agreement entered or to be entered into by (inter alia) the Company and the Members at or about the adoption of this Amended and Restated Memorandum and Articles of Association of the Company.

“Special Resolution”	has the same meaning in the Law, and includes a unanimous written resolution.

“Subsidiary”	includes any and all entities the financial results of which should be consolidated into the Company’s financial results under the generally accepted accounting principles in the United States, including the Company’s direct or indirect subsidiaries and affiliated entities.

“Trade Sale”	(a) the sale, lease or other disposition (in one or a series of related transactions) of all or substantially all of the Company’s assets to one entity or a group of entities acting in concert, including a sale (or multiple related sales) of one or more Subsidiaries (whether by way of merger, consolidation, recapitalization, reclassification, reorganization or sale of all or substantially all of the assets or securities) which constitute all or substantially all of the consolidated assets or business of the Company, (b) the sale, exchange or transfer, in one or a series of related transactions, of a majority of the outstanding share capital of the Company to one entity or a group of entities acting in concert, under circumstances in which the holders of a majority in voting power of the outstanding share capital of the Company immediately prior to such transaction beneficially own less than a majority in voting power of the outstanding share capital of the Company or the acquiring entity immediately following such transaction, or (c) a merger, consolidation, amalgamation, recapitalization, reclassification, reorganization or similar business combination transaction involving the Company under circumstances in which holders of a majority in voting power of the capital stock of the Company immediately prior to such transaction beneficially own less than a majority in voting power of the outstanding share capital of the Company, or the surviving or resulting corporation or acquirer, as the case may be, immediately following such transaction.

“Written” and “in writing”	include all modes of representing or reproducing words in visible form, including in the form of an electronic record.

Words importing the singular number include the plural number and vice versa.

Words importing the masculine gender include the feminine gender.

Words importing persons include corporations.

A reference to a “majority” of the Preferred Shareholders means (i) if there are more than two Preferred Shareholders, the Preferred Shareholders holding more than 50% of the aggregate nominal value of all Shares and Convertible Securities held by all the Preferred Shareholders; and (ii) if there are not more than two Preferred Shareholders, all the Preferred Shareholder(s).

2. The business of the Company may be commenced as soon after incorporation as the Board of Directors shall see fit, notwithstanding that only part of the shares may have been allotted.

3. The Board of Directors may pay, out of the capital or any other monies of the Company, all expenses incurred in or about the formation and establishment of the Company including the expenses of registration.

Certificate for Shares

4. Certificates representing shares of the Company shall be in such form as shall be determined by the Board of Directors. Such certificates shall be under seal and affixed with appropriate legends. All certificates for shares shall be consecutively numbered or otherwise identified and shall specify the shares to which they relate. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered in the register of members of the Company. All certificates surrendered to the Company for transfer shall be cancelled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled. The Board of Directors may authorize certificates to be issued with the seal and authorized signature(s) affixed by some method or system of mechanical process.

5. Notwithstanding Article 4 of these Articles, if a share certificate be defaced, lost or destroyed, it may be renewed on payment of a fee of one dollar (US $1.00) or such less sum and on such terms (if any) as to evidence and indemnity and the payment of the expenses incurred by the Company in investigating evidence, as the Board of Directors may prescribe.

Issue of Shares, Designation, Powers and Conversion of Shares After the Time

Immediately Prior to the Completion of a Qualified Public Offering

6. (a) At the date of the adoption of these Articles and prior to the completion of the Qualified IPO, the Company is authorised to issue (i) 62,183,707 Ordinary Shares with a par value of US$0.0001 each and (ii) 14,816,293 preferred shares with a par value of US$0.0001 each of which (A) 3,041,113 shares are preferred shares designated as Series A1 Preferred Shares with a par value of US$0.0001 each, (B) 594,458 shares are preferred shares designated as Series A2 Preferred Shares with a par value of US$0.0001 each, (C) 505,263 shares are preferred shares designated as Series A3 Preferred Shares with a par value of US$0.0001 each, (D) 1,094,737 shares are redeemable preferred shares designated as Series B1 Preferred Shares with a par value of US$0.0001 each, (E) 5,861,047 shares are redeemable preferred shares designated as Series B2 Preferred Shares with a par value of US$0.0001 each, and (F) 3,719,650 shares are redeemable preferred shares designated as Series C1 Preferred Shares with a par value of US$0.0001 each, and, in each case, having such powers, preferences, rights, qualifications, limitation and restrictions attached thereto as set out in these Articles.

(b) The powers, preferences and rights, and the qualifications, limitations or restrictions thereof in respect to the Ordinary Shares and the Preferred Shares shall be subject as herein provided.

(c) Subject as herein provided, all shares of the Company for the time being unallotted and unissued shall be under the control of the Board of Directors who may allot, issue or grant options over or otherwise dispose of shares of the Company with or without preferred, deferred or other special rights or restrictions, whether in regard to dividend, voting, return of capital or otherwise, and to such persons at such times and on such other terms as they think proper. All shares shall be issued fully paid.

6A. Immediately prior to the completion of the Qualified IPO, all Ordinary Shares held by Pre-IPO Shareholders shall be automatically re-designated as Class B Ordinary Shares, and all other Ordinary Shares shall be automatically re-designated as Class A Ordinary Shares.

6B. Immediately prior to the completion of the Qualified IPO, the authorised share capital of the Company will be US$7,700 divided into (i) such number of Class A Ordinary Shares with a par value of US$0.0001 each as is determined in accordance with Article 6A, (ii) such number of Class B Ordinary Shares with a par value of US$0.0001 each as is determined in accordance with Article 6A and (iii) 14,816,293 preferred shares with a par value of US$0.0001, of which (A) 3,041,113 shares are preferred shares designated as Series A1 Preferred Shares with a par value of US$0.0001 each, (B) 594,458 shares are preferred shares designated as Series A2 Preferred Shares with a par value of US$0.0001 each, (C) 505,263 shares are preferred shares designated as Series A3 Preferred Shares with a par value of US$0.0001 each, (D) 1,094,737 shares are redeemable preferred shares designated as Series B1 Preferred Shares with a par value of US$0.0001 each, (E) 5,861,047 shares are redeemable preferred shares designated as Series B2 Preferred Shares with a par value of US$0.0001 each, and (F) 3,719,675 shares are preferred shares designated as Series C1 Preferred Shares with a par value of US$0.0001 each, and, in each case, having such powers, preferences, rights, qualifications, limitation and restrictions attached thereto as set out in the Articles of Association of the Company.

6.C Upon and after the time immediately prior to the completion of the Qualified IPO, at all general meetings of the Company where a poll is requested: (a) each holder of each Class A Ordinary Share issued and outstanding shall be entitled to one vote on all matters subject to the vote at general meetings of the Company, and (b) each holder of each Class B Ordinary Share shall be entitled to ten (10) votes on all matters subject to the vote at general meetings of the Company.

6D. Ordinary Share Conversion

After the time immediately prior to the completion of the Qualified IPO, each Class B Ordinary Share is convertible into one (1) Class A Ordinary Share at any time by the holder thereof. Class A Ordinary Shares are not convertible into Class B Ordinary Shares or Preferred Shares under any circumstances. A conversion of Class B Ordinary Shares to Class A Ordinary Shares shall be effected by way of compulsory repurchase by the Company of the relevant Class B Ordinary Shares for a repurchase price equal to the original issue price for each Class B Ordinary Share and the issue of Class A Ordinary Shares for a subscription price equal to the repurchase price for the equal number of Class B Ordinary Shares.

Subject to the Law and notwithstanding any other provisions of these Articles, upon any transfer of Class B Ordinary Shares by a holder thereof to any person or entity which is not an Affiliate of such holder, such Class B Ordinary Shares shall be automatically and immediately converted into the equal number of Class A Ordinary Shares.

The Class A or Class B Ordinary Shares into which a holder is entitled in exercising his/her right to convert:

(A) shall be credited as fully paid;

(B) shall rank pari passu in all respects and form one class with the Class A Ordinary Shares or the Class B Ordinary Shares then in issue, as applicable; and

(C) entitle the holder to be paid an appropriate proportion of all dividends and other distributions declared, made or paid on Ordinary Shares in respect of the calendar year in which the relevant conversion date falls, but not in respect of an earlier financial year.

7. The Company shall maintain a register of its members and every person whose name is entered as a Member in the register of members shall be entitled without payment to receive within two (2) months after allotment or lodgment of transfer (or within such other period as the conditions of issue shall provide) one certificate for all his shares or several certificates each for one or more of his shares upon payment of fifty cents (US $0.50) for every certificate after the first or such less sum as the Board of Directors shall from time to time determine, PROVIDED THAT in respect of a share or shares held jointly by several persons, the Company shall not be bound to issue more than one certificate and delivery of a certificate for a share to one of the several joint holders shall be sufficient delivery to all such holders.

Rights of First Offer

8. (a) Subject to the terms and conditions specified in this Article 8, each Member shall have a right of first offer to purchase its Pro Rata Share (as hereinafter defined) with respect to future sales or issuances by the Company of its New Shares (as hereinafter defined). For purposes of this Article 8, a holder of Preferred Shares includes any of its general partners and affiliates. In the case of a holder of Preferred Shares, it shall be entitled to apportion its right of first offer under this Article 8 among itself and its partners and affiliates in such proportions as it deems appropriate. For purposes of this Article 8 only, “Pro Rata Share” shall mean the ratio of (x) the number of Ordinary Shares (including Ordinary Shares issuable upon conversion of Preferred Shares or upon the exercise of all outstanding options and warrants (if any)) then owned by such Member to (y) the total number of Ordinary Shares (including Ordinary Shares issuable upon conversion of Preferred Shares or upon the exercise of all outstanding options and warrants (if any)) then owned by all Members as calculated immediately prior to the issuance of the New Shares.

(b) Each time the Company proposes to offer any shares of, or securities convertible into or exchangeable or exercisable for any shares of, any class of its share capital (“New Shares”), the Company shall first make an offering of such New Shares to all the Members in accordance with the following provisions.

(i) The Company shall deliver a notice (“Offer Notice”) to each Member stating (x) its bona fide intention to offer such New Shares, (y) the number of such New Shares to be offered, and (z) the price and terms upon which it proposes to offer such New Shares.

(ii) By written notification received by the Company, within twenty (20) days after receipt of the Offer Notice, a Member may elect to purchase, at the price and on the terms specified in the Offer Notice, up to such Member’s Pro Rata Share. If a Member elects not to exercise its right to purchase such New Shares (the “Unsubscribed Shares”) within such 20-day period, the Company shall promptly inform in writing those Members who elect to exercise their rights to purchase and such Members will have an additional seven (7) days to exercise an over allotment right to purchase the remaining Unsubscribed Shares, according to their Pro Rata Share.

(iii) If all New Shares referred to in the Offer Notice that the Members are entitled to purchase pursuant to Article 8(b) are not elected to be purchased as provided therein, the Company may, during the sixty (60) day period following the expiration of the period provided in Article 8(b) hereof, offer the Unsubscribed Shares that were not purchased, either directly or by virtue of an exercise of the over allotment right the Members have pursuant to Article 8(b), to any person or persons at a price not less than, and upon terms no more favorable to the offeree than those specified in the Offer Notice. If the Company does not enter into an agreement for the sale of the New Shares within such period, or if such agreement is not consummated within ninety (90) days of the execution thereof, the right provided hereunder shall be deemed to be revived and such New Shares shall not be offered unless first reoffered to all the Members in accordance herewith.

(c) The right of first offer in this Article 8 shall not be applicable to:

(i) Ordinary Shares issued or issuable to officers, directors and employees of, or consultants to, any Group Company pursuant to share grants, option plans, purchase plans or other employee share incentive programs or arrangements approved by the Board;

(ii) Ordinary Shares issued upon the exercise or conversion of options or convertible securities of the Company outstanding as of the date of adoption of these Articles;

(iii) Ordinary Shares or Preferred Shares issued or issuable as a dividend or distribution on the Ordinary Shares or Preferred Shares or pursuant to any event for which adjustment is made pursuant to the Company’s Memorandum and Articles of Association;

(iv) Ordinary Shares issued or issuable upon conversion of the Preferred Shares;

(v) Ordinary Shares issued or issuable pursuant to the acquisition of another corporation by the Company by merger, purchase of substantially all of the assets, other reorganization or a joint venture agreement approved by the Board;

(vi) Ordinary Shares issued or issuable upon the Qualified IPO; and

(vii) Ordinary Shares or Preferred Shares issued or issuable in any other transaction in which an exemption from the definition of New Shares is consented to in writing by (i) holder(s) of not less than 51% of all outstanding Series A Preferred Shares; (ii) holder(s) of not less than 51% of all outstanding Series B Preferred Shares; and (iii) holder(s) of not less than 51% of all outstanding Series C Preferred Shares.

(d) The rights set forth in this Article 8 shall terminate upon the closing of the Qualified IPO.

Transfer of Shares

9. The instrument of transfer of any shares shall be in writing and shall be executed by or on behalf of the transferor and the transferor shall be deemed to remain the holder of a share until the name of the transferee is entered in the register of members in respect thereof.

10. The Board of Directors shall decline to register any purported transfer of shares that is not made in accordance with the provisions of Article 11.

11. Shares may only be transferred by a Member thereof if the Member first offers the relevant shares to the Company in the following manner:

(a) Transfer Notice. If at any time a Member (the “Selling Holder”) proposes to transfer any Shares and has received a firm offer from prospective transferee(s), the Selling Holder shall give the Company and each of the other Members (“Entitled Holder”) written notice of the Selling Holder’s intention to make the transfer (the “Transfer Notice”). The Transfer Notice shall include (i) a description of such shares to be transferred (the “Offered Shares”), (ii) the identity of the prospective transferee(s) and (iii) the consideration and the material terms and conditions upon which the proposed transfer is to be made. The Transfer Notice shall certify that the Selling Holder has received a firm offer from the prospective transferee(s) and in good faith believes a binding agreement for the transfer is obtainable on the terms set forth in the Transfer Notice. The Transfer Notice shall also include a copy of any written proposal, term sheet or letter of intent or other agreement relating to the proposed transfer.

(b) Member’s Right of First Refusal.

(i) Each Entitled Holder shall have an option for a period of fourteen (14) days from receipt of the Transfer Notice to elect to purchase the Offered Shares at the same price and subject to the same material terms and conditions as described in the Transfer Notice. Each Entitled Holder may exercise such purchase option and, thereby, purchase all or any portion of the Offered Shares by notifying the Selling Holder in writing before expiration of such fourteen (14) day period as to the number of such shares that such Entitled Holder (a “Participating Holder”) wishes to purchase. To the extent one or more Entitled Holder exercise such purchase option, the number of Offered Shares that such Entitled Holder may purchase shall be correspondingly reduced to such Entitled Holder’s pro rata share of the Offered Shares. Each Entitled Holder’s “pro rata share” of the Offered Shares shall be a fraction of the Offered Shares, of which the number of Ordinary Shares (including Ordinary Shares issuable upon conversion of Preferred Shares) owned by such Entitled Holder on the date of the Transfer Notice shall be the numerator and the total number of Ordinary Shares (including Ordinary Shares issuable upon conversion of Preferred Shares) held by all Entitled Holders on the date of the Transfer Notice shall be the denominator.

(ii) In the event any Entitled Holder elects not to purchase its pro rata share of the Offered Shares available pursuant to its rights under Article 11(b)(i) within the time period set forth therein, then the Selling Holder shall promptly give written notice to each of the Participating Holders (the “Overallotment Notice”), which shall set forth the number of Offered Shares not purchased by the other Entitled Holders, and shall offer the Participating Holders the right to acquire the unsubscribed shares. Each Participating Holder shall have seven (7) days after receipt of the Overallotment Notice to deliver a written notice to the Selling Holder of its election to purchase its pro rata share of the unsubscribed shares on the same terms and conditions as set forth in the Transfer Notice. For the purposes of this Article 11(b)(ii), the denominator described in sub-paragraph (i) of this Article 11(b) shall be the total number of Ordinary Shares (including Ordinary Shares issuable upon conversion of the Preferred Shares) owned by all Participating Holders on the date of the Transfer Notice.

(iii) Each Participating Holder which is an investment fund shall be entitled to apportion the shares to be purchased among its partners, members, Affiliates and related parties (including other venture capital funds affiliated with such fund), provided that such Participating Holder notifies the Selling Holder of such allocation.

(iv) The Participating Holders shall effect the purchase of the Offered Shares with payment by check or wire transfer, against delivery of the Offered Shares to be purchased, at a place agreed upon between the parties and at the time of the scheduled closing therefor, which shall be no later than forty five (45) days after receipt by the Entitled Holders of the Transfer Notice, unless the Transfer Notice contemplated a later closing with the prospective third-party transferee(s) or unless the value of the purchase price has not yet been established pursuant to Article 11(e).

(c) Additional Transfer Notice. Subject to the Entitled Holders’ rights set forth in Article 11(b), if at any time a Selling Holder proposes a transfer, then, after the Entitled Holders have declined to purchase all or any portion of the Offered Shares, the Selling Holder shall give the Company an “Additional Transfer Notice” which shall include all of the information and certifications required in a Transfer Notice and shall additionally identify the Offered Shares which Entitled Holders have declined to purchase (the “Remaining Shares”).

(d) Company’s Rights of First Refusal.

(i) The Company shall have an option, subject to compliance of applicable law, for a period of fourteen (14) days from the Company’s receipt of the Additional Transfer Notice from the Selling Holder to elect to purchase all or any portion of the Remaining Shares subject to the same material terms and conditions as described in the Additional Transfer Notice, by notifying the Selling Holder in writing, before expiration of the fourteen (14) day period as to the number of such shares which the Company wishes to purchase.

(ii) If the Company gives the Selling Holder notice that it desires to purchase such shares, then payment for the Remaining Shares shall be by check or wire transfer, against delivery of the Remaining Shares to be purchased, at a place agreed upon between the parties and at the time of the scheduled closing therefor, which shall be no later than forty five (45) days after receipt by the Company of the Additional Transfer Notice, unless the Additional Transfer Notice contemplated a later closing with the prospective third-party transferee(s) or unless the value of the purchase price has not yet been established pursuant to Article 11(e).

(e) Valuation of Property. Should the purchase price specified in the Transfer Notice or Additional Transfer Notice be payable in property other than cash or evidences of indebtedness, the Participating Holders (or the Company, as the case may be) shall have the right to pay the purchase price in the form of cash equal in amount to the value of such property. If the Selling Holder and the Participating Holders (or the Company, as the case may be) cannot agree on such cash value within ten (10) days after the Participating Holders’ receipt of the Transfer Notice (or the Company’s receipt of the Additional Transfer Notice), the valuation shall be made by an appraiser of recognized standing selected by the Selling Holder and the Participating Holders (or the Company, as the case may be) or, if they cannot agree on an appraiser within twenty (20) days after the Participating Holders’ receipt of the Transfer Notice (or the Company’s receipt of the Additional Transfer Notice), each shall select an appraiser of recognized standing and the two appraisers shall designate a third appraiser of recognized standing, whose appraisal shall be determinative of such value. The cost of such appraisal shall be shared equally by the Selling Holder and the Participating Holders (and/or the Company, as the case may be), with that portion of the cost borne by the Participating Holders (and/or the Company, as the case may be) borne pro rata by each based on the number of shares such parties were interested in purchasing pursuant to this Article 11. If the time for the closing of the Participating Holders’ purchase or the Company’s purchase has expired but for the determination of the value of the purchase price offered by the prospective transferee(s), then such closing shall be held on or prior to the third business day after such valuation shall have been made pursuant to this Article 11(e).

(f) Rights of Co-Sale.

(i) To the extent the Company and the Entitled Holders do not exercise their respective rights of refusal as to all of the Offered Shares pursuant to Articles 11(a) - (d), then each holder of any Preferred Shares (a “Co-Selling Holder” for purposes of this Article 11(f)) that notifies the Selling Holder in writing within thirty (30) days after receipt of the Transfer Notice referred to in Article 11(a), shall have the right to participate in such sale of shares to the prospective transferee identified in the Transfer Notice and on the same terms and conditions as specified in such Transfer Notice. Such Co-Selling Holder’s notice to the Selling Holder shall indicate the number of shares the Co-Selling Holder wishes to sell under such Co-Selling Holder’s right to participate. To the extent one or more of the holders of Preferred Shares exercise such right of participation in accordance with the terms and conditions set forth below, the number of shares that the Selling Holder may sell or transfer shall be correspondingly reduced. This right of co-sale shall not apply with respect to Offered Shares sold or to be sold to the Participating Holders and/or the Company pursuant to Articles 11(a) - (d).

(ii) Each Co-Selling Holder may sell all or any part of that number of shares equal to the product obtained by multiplying (i) the aggregate number of shares covered by the Transfer Notice and not sold pursuant to Articles 11(a) - (d) by (ii) a fraction, the numerator of which is the number of Ordinary Shares (including Ordinary Shares issuable upon conversion of the Preferred Shares) owned by the Co-Selling Holder on the date of the Transfer Notice and the denominator of which is the total number of Ordinary Shares (including Ordinary Shares issuable upon conversion of the Preferred Shares) owned by the Selling Holder and all of the Co-Selling Holders on the date of the Transfer Notice, up to a maximum number equal to the number of Offered Shares indicated in the Transfer Notice under Articles 11(a) - (d) minus the number of Offered Shares to be purchased by the Company and the other Participating Holders pursuant thereto.

(iii) Each Co-Selling Holder shall effect its participation in the sale by promptly delivering to the Selling Holder for transfer to the prospective transferee one or more share certificates (together with the duly executed instrument of transfer thereof), which represent:

(A) the type and number of shares which such Co-Selling Holder elects to sell; or

(B) that number of shares that are at such time convertible into the number of Ordinary Shares which such Co-Selling Holder elects to sell; provided, however, that, in the case of shares being Preferred Shares, if the prospective third-party transferee objects to the delivery of Preferred Shares in lieu of Ordinary Shares, such Co-Selling Holder shall convert such Preferred Shares into Ordinary Shares and deliver Ordinary Shares as provided in this Article 11(f)(iii)(B). The Company agrees to make any such conversion concurrent with the actual transfer of such shares to the transferee and contingent on such transfer.

(iv) The share certificate or certificates (together with the duly executed instrument of transfer thereof) that the Co-Selling Holder delivers to the Selling Holder pursuant to sub-paragraph (iii) above shall be transferred to the prospective transferee in consummation of the sale of the shares pursuant to the terms and conditions specified in the Transfer Notice, and the Selling Holder shall concurrently therewith remit to such Co-Selling Holder that portion of the sale proceeds to which such Co-Selling Holder is entitled by reason of its participation in such sale. To the extent that any prospective transferee or transferees prohibits such assignment or otherwise refuses to purchase shares or other securities from a Co-Selling Holder exercising its rights of co-sale hereunder, the Selling Holder shall not sell to such prospective transferee or transferees any shares unless and until, simultaneously with such sale, the Selling Holder shall purchase such shares or other securities from such Co-Selling Holder for the same consideration and on the same terms and conditions as the proposed transfer described in the Transfer Notice.

(g) Right as a Member. If the Company or any Participating Holder exercises its right of refusal to purchase the Offered Shares, then, upon the date that the notice of such exercise by the Company or any Participating Holder is deemed delivered to the Selling Holder, the Selling Holder will have no further rights as a holder of the Offered Shares except the right to receive payment for the Offered Shares from the Company or such Participating Holder, as the case may be, in accordance with this Article 11, and the Selling Holder will forthwith cause all certificate(s) evidencing such Offered Shares (together with the duly executed instrument of transfer thereof) to be surrendered for transfer to the Company or such Participating Holder, as the case may be.

(h) Non-Exercise of Rights. To the extent that the Company and the Entitled Holders have not exercised their rights to purchase the Offered Shares within the time periods specified in Articles 11(a) - (d) and the holder(s) of Preferred Shares have not exercised their rights to participate in the sale of the shares within the time periods specified in Article 11(f), the Selling Holder shall have a period of thirty (30) days from the expiration of such rights in which to sell the Remaining Shares upon terms and conditions (including the purchase price) no more favorable than those specified in the Transfer Notice to the third-party transferee(s) identified in the Transfer Notice. In the event the Selling Holder does not consummate the sale or disposition of the Remaining Shares within the thirty (30) day period from the expiration of these rights, the Company and the Entitled Holders’ refusal rights and the co-sale rights of the holder(s) of Preferred Shares shall continue to be applicable to any subsequent disposition of the Offered Shares or the Remaining Shares by the Selling Holder until such right lapses in accordance with the terms of this Article 11. Furthermore, the exercise or non-exercise of the rights of the Company and the Entitled Holders under this Article 11 to purchase shares from the Selling Holder, or the exercise or non-exercise of the rights to participate in sales of shares by the holder(s) of Preferred Shares, shall not adversely affect their rights to make subsequent purchases from the Selling Holder of shares or subsequently participate in sales of shares by the Selling Holder.

(i) Limitations to Rights of Refusal and Co-Sale. Notwithstanding the provisions of Articles 11(a) - (h) of these Articles, shares of a shareholder may be transferred with or without consideration:

(i) by a holder of Preferred Shares that is (i) a partnership transferring to its partners or former partners in accordance with partnership interests; (ii) a corporation transferring to its wholly-owned subsidiary or its parent corporation that owns all of its share capital; (iii) a limited liability company transferring to its members or former members in accordance with their interest in it; (iv) an individual transferring to his/her family member or trust for the benefit of himself/herself; or (v) an investment fund to its Affiliates fund; provided that in each case the transferee will agree in writing to be subject to the terms of this Agreement to the same extent as if it were the original holder of such Preferred Shares; or

(ii) with the consent in writing of the Company, and the Members holding not less than 75% of the outstanding Ordinary Shares (assuming for this purpose that Preferred Shares are converted into Ordinary Shares at their applicable Conversion Price) provided, however, that such written consent must include the consent of (i) holder(s) of not less than 51% of all outstanding Series A Preferred Shares; (ii) holder(s) of not less than 51% of all outstanding Series B Preferred Shares; and (iii) holder(s) of not less than 51% of all outstanding Series C Preferred Shares.

(i) Prohibited Transfers.

(i) In the event a Member should sell any share in contravention of the co-sale rights of the Co-Selling Holders under Article 11(f) (a “Prohibited Transfer”), the Co-Selling Holders, in addition to such other remedies as may be available at law, in equity or hereunder, shall have the put option provided below, and the Selling Holder shall be bound by the applicable provisions of such option.

(ii) In the event of a Prohibited Transfer, a Co-Selling Holder shall have the right to sell to the Selling Holder the type and number of shares equal to the number of shares such Co-Selling Holder would have been entitled to transfer to the third-party transferee(s) under Article 11(f) hereof had the Prohibited Transfer been effected pursuant to and in compliance with the terms hereof. Such sale shall be made on the following terms and conditions:

(A) The price per share at which the shares are to be sold to the Selling Holder shall be equal to the price per share paid by the third-party transferee(s) to the Selling Holder in the Prohibited Transfer. The Selling Holder shall also reimburse each Co-Selling Holder for any and all fees and expense, including legal fees and expenses, incurred pursuant to the exercise or the attempted exercise of such Co-Selling Holder’s rights under Article 11(f).

(B) Within ninety (90) days after the later of the dates on which such Member (i) received notice of the Prohibited Transfer or (ii) otherwise became aware of the Prohibited Transfer, such Co-Selling Holder shall, if exercising the option created hereby, deliver to the Selling Holder the certificate or certificates representing shares to be sold together with the duly executed instrument of transfer thereof.

(C) The Selling Holder shall, upon receipt of the certificate or certificates for the shares to be sold by such Co-Selling Holder together with the duly executed instrument of transfer thereof, pursuant to this Article 11(j), pay the aggregate purchase price therefor and the amount of reimbursable fees and expenses, as specified in sub-paragraph (ii)(A), in cash or by other means acceptable to such Co-Selling Holder.

(D) Notwithstanding the foregoing, any attempt by a Member to transfer shares in violation of Article 11(f) shall be void and the Company agrees it will not effect such a transfer nor will it treat any alleged transferee(s) as the holder of such shares without the written consent of (i) holder(s) of not less than 51% of all outstanding Series A Preferred Shares; (ii) holder(s) of not less than 51% of all outstanding Series B Preferred Shares; and (iii) holder(s) of not less than 51% of all outstanding Series C Preferred Shares.

(j) Drag-Along Rights.

(i) Subject to the written approval from (i) holder(s) of 51% of all outstanding Series A Preferred Shares, 51% of all outstanding Series B Preferred Shares and 51% of all outstanding Series C Preferred Shares, each voting as a separate class;, in the event of the Company receiving a bona fide offer to purchase all or substantially all of the assets of the Company Group or all or substantially all of the outstanding shares of the Company (a “Drag Along Transaction”), each Member shall (i) execute all necessary agreements and take all reasonable actions as may be reasonably required in connection with the Drag Along Transaction or the consummation thereof, (ii) sell any shares held by such Member in the Company in the Drag Along Transaction, and (iii) not exercise any dissenter’s rights of appraisal that such Member may otherwise be entitled to with respect to such Drag Along Transaction.

(ii) Notwithstanding Article 11(a), a Preferred Shareholder shall not be required to comply with Section 11(a) above in connection with any proposed Drag Along Transaction unless:

(A) such net proceeds or consideration are to be distributed or paid to the Holders in accordance with the liquidation preference provisions of the Articles;

(B) the Preferred Shareholder shall receive the same consideration as all other Holders;

(C) the consideration for the Drag Along Transaction must be all cash or freely-tradable equity securities;

(D) the only representations, warranties or covenants that a Preferred Shareholder would be required to make are with respect to its ownership of the Company’s securities to be sold by it (including its ability to convey title free and clear of liens, encumbrances or adverse claims and reasonable covenants regarding confidentiality, publicity and similar matters);

(E) the liability of the Preferred Shareholder would be several and not joint with respect to any representation and warranty or covenant made by the Company, and such liability would be limited to the Preferred Shareholder’s pro rata share of an escrow or other holdback of no more than 10% of the consideration payable to all Holders for a period not to exceed twelve (12) months; provided, however, that the foregoing liability limitation need not apply to such Preferred Shareholder’s liability for its own fraud or willful misrepresentation;

(F) the Preferred Shareholder shall not be required to amend, extend, enter into or terminate any contractual relationship with the Company, the acquirer or their respective affiliates, except for any contract or arrangement which by its own terms provides for an extension, modification or termination upon the consummation of a Drag Along Transaction;

(G) the Preferred Shareholder shall not be required to agree to any covenant not to compete or covenant not to solicit customers, employees or suppliers of any party to the Drag Along Transaction or other covenant;

(H) the Preferred Shareholder shall not be obligated to make any out of pocket expenditure prior to the consummation of the Drag Along Transaction (excluding modest expenditures for postage, copies, etc.), and shall not be obligated to pay any expenses incurred in connection with a consummated Drag Along Transaction, except indirectly to the extent such costs are incurred for the benefit of all of the Company’s shareholders and are paid by the Company or the party to such Drag Along Transaction. Costs incurred by or on behalf of such Preferred Shareholder for its sole benefit will not be considered costs of the transaction hereunder;

In addition, in no event will a Preferred Shareholder be required to execute any joinder agreement or similar agreement whereby the Preferred Shareholder agrees to become a party to the definitive agreement(s) (or sections thereof) of the Company relating to a Drag Along Transaction. Also, any amendments to or waivers of the drag-along provisions must require each Preferred Shareholder’s consent.

(k) Termination. The rights set forth in this Article 11 shall terminate upon the earlier of (i) the closing of the Qualified IPO, or (ii) the closing of Trade Sale.

Variation of Rights of Shares

12. If at any time the share capital of the Company is divided into different classes of shares, the rights attached to any class (unless otherwise provided by the terms of issue of the shares of that class) may, whether or not the Company is being wound-up, be varied with the consent in writing of, or with the sanction of a resolution passed at a general meeting by, the holders of not less than 51% of the outstanding shares of that class.

The provisions of these Articles relating to general meetings shall apply to every such general meeting of the holders of one class of shares except that the necessary quorum shall be one person holding or representing by proxy at least a majority of the issued shares of the class and that any holder of shares of the class present in person or by proxy may demand a poll.

For purposes of this Article 12, Series A1 Preferred Shares, Series A2 Preferred Shares and Series A3 Preferred Share shall together be deemed to be one single class of shares; Series B1 Preferred Shares and Series B2 Preferred Shares shall together be deemed to be one single class of shares; and Series C1 Preferred Shares shall be deemed to be one single class of shares.

13. The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall be deemed to be varied by the creation or issue of further shares ranking in priority to or pari passu therewith.

14. Notwithstanding anything to the contrary herein contained, except with the prior written consent of (i) holder(s) of not less than 51% of all outstanding Series A Preferred Shares; (ii) holder(s) of not less than 51% of all outstanding Series B Preferred Shares; (iii) holder(s) of not less than 51% of all outstanding Series C Preferred Shares; and (iv) a majority of the outstanding Preferred Shares (voting as a single class on an as converted basis), the rights of the holders of Preferred Shares will not be subordinated and will at all times be at least equal to the rights granted to all other holders of Ordinary Shares, or other shares or securities convertible or exchangeable into shares of the Company in existence or to be issued in future.

Conversion of Preferred Shares

15. Each holder of Preferred Shares shall be entitled to convert any or all of its Preferred Shares at any time, without the payment of any additional consideration, into such number of fully paid Ordinary Shares per Preferred Share as is determined by dividing the Deemed Original Purchase Price applicable to such Preferred Shares by the Conversion Price (as defined below) applicable to such Preferred Shares determined in each case as hereinafter provided, in effect at the time of conversion. Any conversion of Preferred Shares made pursuant to these Articles shall be effected by the redemption of the relevant number of Preferred Shares and the issuance of an appropriate number of Ordinary Shares.

16. The “Conversion Price” of a Preferred Share shall initially be its Deemed Original Purchase Price. The Conversion Price of a Preferred Share shall be subject to adjustment, as hereinafter provided.

17. Each Preferred Share shall automatically be converted into Ordinary Shares at the then-effective Conversion Price applicable to such Preferred Share (A) immediately prior to the completion of a Qualified IPO, or (B) with the vote of the holder(s) of not less than 51% of all the outstanding Preferred Shares of the same class. For the purpose of this Article 17, Series A1 Preferred Shares, Series A2 Preferred Shares and Series A3 Preferred Shares shall together be deemed to be one single class of shares; Series B1 Preferred Shares and Series B2 Preferred Shares shall together be deemed one single class of shares; and Series C1 Preferred Shares shall be deemed one single class of shares. Any conversion of Preferred Shares made pursuant to this Article 17 shall be effected by the redemption of the relevant number of Preferred Shares and the issuance of an appropriate number of Ordinary Shares.

18. No fractional Ordinary Shares shall be issued upon conversion of any Preferred Share. In lieu of any fractional share to which the holder would otherwise be entitled, the Company shall pay cash equal to such fraction multiplied by the then-effective Conversion Price for the Preferred Shares, for each fractional share to which the holder would otherwise be entitled.

19. The right to convert shall be exercisable by the holder of Preferred Shares surrendering the certificate or certificates therefor at the registered office or principal place of business of the Company or the office of any transfer agent for the Preferred Shares, together with a written notice that such holder elects to convert a specified number of Preferred Shares of a specified class or classes on a specified date. In the event of an automatic conversion pursuant to Article 17, all outstanding Preferred Shares shall be converted automatically without any further action by the holders thereof and whether or not the certificates representing such shares are surrendered to the Company or its transfer agent in respect of such Preferred Shares. The Company will not issue certificates in respect of any Ordinary Shares into which Preferred Shares have been converted upon automatic conversion unless the certificates in respect of the Preferred Shares so converted are either delivered to the registered office or principal place of business of the Company or to the office of its transfer agent in respect of such Preferred Shares or the holder notifies the Company or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Company to indemnify the Company from any loss incurred by it in connection with such certificates. The Company shall, as soon as practicable following delivery of the certificates representing Preferred Shares or an indemnity as aforesaid, in the case of an automatic conversion, or as soon as practicable following the Conversion Date in respect of any conversion at the option of the holders, issue and deliver to such holder, a certificate or certificates for the number of Ordinary Shares to which such holder shall be entitled as aforesaid, together with a check, if applicable, payable to the holder in the amount of any cash amount payable as the result of any fractional share resulting from the conversion of Preferred Shares into Ordinary Shares.

20. If at any time the number of authorized but unissued Ordinary Shares shall not be sufficient to effect the conversion of all the outstanding Preferred Shares, in addition to such other remedies as shall be available to the holder of such Preferred Shares, the Company will take such corporate action as may be necessary to increase the number of its authorized but unissued Ordinary Shares to at least such number of shares as shall be sufficient for such purposes, including the solicitation of shareholder approval of such increase.

Adjustments to Conversion Prices

21. The Conversion Price in effect from time to time with respect to a Preferred Share shall be subject to adjustment in certain cases as follows:

(a) In the event the outstanding Ordinary Shares shall be subdivided by share split, share dividend or otherwise, into a greater number of Ordinary Shares, the Conversion Price of each Preferred Share then in effect shall, concurrently with the effectiveness of such subdivision, be proportionately decreased. In the event the outstanding Ordinary Shares shall be combined or consolidated into a lesser number of Ordinary Shares, the Conversion Price of each Preferred Share then in effect shall, concurrently with the effectiveness of such combination or consolidation, be proportionately increased.

(b) In the event the Company makes, or fixes a record date for the determination of holders of Ordinary Shares entitled to receive, any distribution (excluding repurchases of securities by the Company not made on a pro rata basis) payable in property or in securities of the Company other than Ordinary Shares, and other than as otherwise adjusted for in this Article 21 or as provided for in Article 113 in connection with a dividend, then and in each such event the holders of Preferred Shares shall receive, at the time of such distribution, the amount of property or the number of securities of the Company that they would have received had their Preferred Shares been converted into Ordinary Shares on the date of such event.

(c) If the Ordinary Shares shall be changed into the same or a different number of shares of any other class or classes of shares or other securities or property, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares provided for above), then in each such event the holder of each Preferred Share shall have the right thereafter to convert such Preferred Share into the kind and amount of shares and other securities and property receivable upon such reorganization or reclassification or other change by holders of the number of Ordinary Shares that would have been subject to receipt by such holders upon conversion of such Preferred Share immediately before that change, all subject to further adjustment as provided under this Article 21.

(d) In the event of the Company issuing or selling Equity Securities in connection with any equity financing of the Company at any time and the consideration actually received per share for such Equity Securities is less then the Conversion Price of a given series of Preferred Shares (the “Affected Series”) in effect immediately prior to the time of such issue or sale, then forthwith upon such issue or sale, the Conversion Price of each Preferred Share of the Affected Series shall be adjusted to a price equal to the weighted average of (A) the Conversion Price of a Preferred Share of the Affected Series in effect immediately prior to the time of such issue or sale; and (B) the consideration actually received per share for which such Equity Securities were issued and shall be calculated as follows:

PN =	A × PA + B × PB	whereby
A+B

PN = the Conversion Price of a Preferred Share of the Affected Series after being adjusted in accordance with this Article 21(d)

A = the number of Ordinary Shares issuable upon conversion of all the Preferred Shares of the Affected Series in issue pursuant to Article 15 or 17

B = the number of such Equity Securities issued (in the case that Ordinary Shares were issued) or the number of Ordinary Share issuable upon conversion of such Equity Securities issued

PA = the Conversion Price of the Affected Series in effect immediately prior to the time of the issue of Equity Securities

PB = the consideration actually received per share for which such Equity Securities were issued

(e) For purposes of this Article 21:

(i) The term “Equity Securities” shall mean any Ordinary Share or other security of the Company convertible into or exchangeable for Ordinary Shares or any other security convertible into or exchangeable for any security convertible into or exchangeable for Ordinary Shares except for:

(a) Ordinary Shares issued or issuable to officers, directors and employees of, or consultants to, the Company pursuant to share grants, option plans, purchase plans or other employee share incentive programs or arrangements approved by the Board;

(b) Ordinary Shares issued upon the exercise or conversion of options or convertible securities of the Company outstanding as of the date of adoption of these Articles;

(c) Ordinary Shares or Preferred Shares issued or issuable as a dividend or distribution on the shares or pursuant to any event for which adjustment is made pursuant to the Company’s Memorandum and Articles of Association;

(d) Ordinary Shares issued or issuable upon conversion of the Preferred Shares;

(e) Ordinary Shares or Preferred Shares issued or issuable pursuant to the acquisition of another corporation by the Company by merger, purchase of substantially all of the assets, other reorganization or a joint venture agreement approved by the Board;

(f) Ordinary Shares issued or issuable upon the Qualified IPO; and

(g) Ordinary Shares issued or issuable in any other transaction in which exemption from the definition of Equity Securities is approved by the affirmative vote of (i) holder(s) of not less than 51% of all outstanding Series A Preferred Shares; (ii) holder(s) of not less than 51% of all outstanding Series B Preferred Shares; and (iii) holder(s) of not less than 51% of all outstanding Series C Preferred Shares.

(ii) For purpose of this Article 21 and in the case of an issuance or sale for cash of Equity Securities, the “consideration actually received” by the Company therefor shall be deemed to be the amount of cash received, before deducting therefrom any commissions or expenses paid by the Company.

(iii) In case of the issuance of Equity Securities for a consideration other than cash or a consideration partly other than cash, the amount of the consideration other than cash received by the Company for such shares shall be deemed to be the fair value of such consideration as determined in good faith by the Board of Directors.

(iv) In case of the issuance by the Company in any manner of any rights to subscribe for or to purchase Equity Securities, or any options for the purchase of Equity Securities or shares convertible into Equity Securities, all Equity Securities or shares convertible into Equity Securities to which the holders of such rights or options shall be entitled to subscribe for or purchase pursuant to such rights or options shall be deemed issued as of the date of the offering of such rights or the granting of such options, as the case may be, and the minimum aggregate consideration named in such rights or options for the Equity Securities or shares convertible into Equity Securities covered thereby, plus the consideration, if any, received by the Company for such rights or options, shall be deemed to be the “consideration actually received” by the Company (as of the date of the offering of such rights or the granting of such options, as the case may be) for the issuance of such rights or the granting of such options.

(v) In case of the issuance or issuances by the Company in any manner of any Equity Securities of the Company that shall be convertible into or exchangeable for Ordinary Shares, all Ordinary Shares issuable upon the conversion or exchange of such securities shall be deemed issued as of the date such securities are issued, and the amount of the “consideration actually received” by the Company for such Equity Securities shall be deemed to be the total of (1) the amount of consideration received by the Company upon the issuance of such securities, as the case may be, plus (2) the minimum aggregate consideration, if any, other than such securities, receivable by the Company upon such conversion or exchange, except in adjustment of dividends.

(vi) No adjustment pursuant to Article 21(d) should increase the Conversion Price.

(f) The Company will not, by amendment of these Articles or its Memorandum of Association or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company but will at all times in good faith assist in the carrying out of all the provisions of Article 21 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of Preferred Shares against impairment.

22. Upon the occurrence of each adjustment or readjustment of the Conversion Price pursuant to Article 21 the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Preferred Shares to which such adjustment pertains a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon the written request at any time of any holder of Preferred Shares, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Conversion Price at the time in effect, and (iii) the number of Ordinary Shares and the amount, if any, of other property which at the time would be received upon the conversion of such holder’s Preferred Shares.

Non-recognition of Trusts

23. No person shall be recognized by the Company as holding any share upon any trust, and the Company shall not be bound by or be compelled in any way to recognize (even when having notice thereof), any equitable, contingent, future or partial interest in any share, or any interest in any fractional part of a share or (except only as is otherwise provided by these Articles or the Law) any other rights in respect of any share, except an absolute right to the entirety thereof in the registered holder.

Lien

24. The Company shall have a first and paramount lien on every share issued for a promissory note or for any other binding obligation to contribute money or property or any combination thereof to the Company, and the Company shall also have a first and paramount lien on every share standing registered in the name of a Member, whether singly or jointly with any other person or persons, for all the debts and liabilities of such Member or his estate to the Company, whether the same shall have been incurred before or after notice to the Company of any interest of any person other than such Member, and whether the time for the payment or discharge of the same shall have actually arrived or not, and notwithstanding that the same are joint debts or liabilities of such Member of his estate and any other person, whether a Member of the Company or not. The Company’s lien on a share shall extend to all dividends payable thereon. The Directors may at any time either generally, or in any particular case, waive any lien that has arisen or declare any share to be wholly or in part exempt from the provisions of this Regulation.

25. In the absence of express provisions regarding sale in the promissory note or other binding obligation to contribute money or property, the Company may sell, in such manner as the Directors may by resolution determine, any share on which the Company has a lien, but no sale shall be made unless some sum in respect of which the lien exists is presently payable nor until the expiration of twenty one days after a notice in writing, stating and demanding payment of the sum presently payable and giving notice of the intention to sell in default of such payment, has been served on the holder for the time being of the share.

26. The net proceeds of the sale by the Company of any shares on which it has a lien shall be applied in or towards payment or discharge of the promissory note or other binding obligation to contribute money or property or any combination thereof in respect of which the lien exists so far as the same is presently payable and any residue shall (subject to a like lien for debts or liabilities not presently payable as existed upon the share prior to the sale) be paid to the holder of the share immediately before such sale. For giving effect to any such sale the Directors may authorize some persons to transfer the share sold to the purchaser thereof. The purchaser shall be registered as the holder of the share and he shall not be bound to see to the application of the purchase money, nor shall his title to the share be affected by any irregularity or invalidity in the proceedings in reference to the sale.

Forfeiture of Shares

27. If a Member fails to pay for any share or shares issued for a promissory note or other written binding obligation for payment of a debt on the day appointed for payment thereof, the Directors may, at any time thereafter during such time as any part of the payment remains unpaid, serve a notice on him requiring payment of so much of the payment as is unpaid, together with any interest which may have accrued.

28. The notice shall name a further day (not earlier than the expiration of fourteen days from the date of service of the notice) on or before which the payment required by the notice is to be made, and shall state that in the event of non-payment at or before the time appointed the shares in respect of which payment is not made will be liable to be forfeited.

29. If the requirements of any such notice as aforesaid are not complied with any share in respect of which the notice has been given may at any time thereafter before the payment required by the notice has been made, be forfeited and canceled by a resolution of the Directors to that effect.

30. A person whose shares have been forfeited shall cease to be a Member in respect of the forfeited shares. The Company is under no obligation to refund any moneys to such person in respect of the forfeited shares and that person shall be discharged from any further obligations to the Company with respect to the forfeited shares.

Mortgages and Charges of Shares

31. Any Member who mortgages or charges one or more shares of the Company shall immediately notify the registered office in writing as to which shares have been mortgaged or charged and the name and address of the mortgagee or chargee. Upon receipt of such notification, the Directors shall immediately enter in the share register:

(a) a statement that the shares are mortgaged or charged;

(b) the name of the mortgagee or chargee; and

(c) the date on which the statement and name are entered in the share register.

Registration of Empowering Instruments

32. The Company shall be entitled to charge a fee not exceeding one dollar (US $1.00) on the registration of every probate, letters of administration, certificate of death or marriage, power of attorney or other instrument.

Transmission of Shares

33. In case of the death of a Member, the survivor or survivors where the deceased was a joint holder, and legal personal representatives of the deceased where he was a sole holder, shall be the only persons recognized by the Company as having any title to his interest in the shares, but nothing herein contained shall release the estate of any such deceased holder from any liability in respect of any shares which had been held by him solely or jointly with other persons.

34. Any person becoming entitled to a share in consequence of the death or bankruptcy or liquidation or dissolution of a Member (or in any other way than by transfer) may, upon such evidence being produced as may from time to time be required by the Board of Directors and subject as hereinafter provided, elect either to be registered himself as holder of the share or to make such transfer of the share to such other person nominated by him as the deceased or bankrupt person could have made and to have such person registered as the transferee thereof, but the Board of Directors shall, in either case, have the same right to decline or suspend registration as the Board of Directors would have had in the case of a transfer of the share by that Member before his death or bankruptcy as the case may be. If the person so becoming entitled shall elect to be registered himself as holder, he shall deliver or send to the Company a notice in writing signed by him stating that he so elects.

35. A person becoming entitled to a share by reason of the death or bankruptcy or liquidation or dissolution of the holder (or in any other case than by transfer) shall be entitled to the same dividends and other advantages to which he would be entitled if he were the registered holder of the share, except that he shall not, before being registered as a Member in respect of the share, be entitled in respect of it to exercise any right conferred by membership in relation to meetings of the Company; provided, however, that the Board of Directors may at any time give notice requiring any such person to elect either to be registered himself or to transfer the share and, if the notice is not complied with within ninety (90) days, the Board of Directors may thereafter withhold payment of all dividends, bonuses or other monies payable in respect of the share until the requirements of the notice have been complied with.

Amendment of Memorandum of Association,

Change of Location of Registered Office

36. (a) Subject to the provisions of the Law and these Articles, the Company may from time to time by Special Resolution of Members alter or amend its Memorandum of Association;

(b) Except as provided in these Articles, all new shares created hereunder shall be subject to the same provisions with reference to the payment of calls, liens, transfer, transmission, forfeiture and otherwise as the shares in the original share capital.

(c) Subject to the provisions of the Law, the Company may by resolution of the Board of Directors change the location of its registered office.

General Meeting

37. The Company shall within one (1) year of its incorporation and in each year of its existence thereafter hold a general meeting as its annual general meeting and shall specify the meeting as such in the notices calling it. The annual general meeting shall be held at such time and place as the Board of Directors shall appoint. At these meetings, the report of the Board of Directors, if any, shall be presented.

38. The Board of Directors may, whenever it thinks fit, convene a general meeting of the Company for any purpose or purposes.

Notice of General Meetings

39. Notice shall be given of an annual general meeting or any other general meeting not less than ten (10) nor more than sixty (60) days before the date of the meeting to each Member entitled to vote at such meeting. Every notice shall be exclusive of the day on which it is given or deemed to be given, and of the day for which it is given, and shall specify the place, the day and the hour of the meeting and the general nature of the business and shall be given in manner hereinafter mentioned, or in such other manner, if any, as may be prescribed by the Company; provided, however, a general meeting of the Company shall, whether or not the notice specified in this Article has been given and whether or not the provisions of this Article have been complied with, be deemed to have been duly convened if it is so agreed either before or after the meeting by each person entitled to vote thereat who was not present in person or by proxy by such person signing a written waiver of notice or a consent to the holding of the meeting or an approval of the minutes thereof. All such waivers, consents and approvals shall be filed with the corporate records of the Company or referred to in the minutes of the meeting. Attendance by a Member at a meeting shall also constitute a waiver of notice, except when that person objects at the beginning of the meeting to the transaction of any business on the basis that the meeting is not lawfully called or convened.

Proceedings at General Meetings

40. No business shall be transacted at any general meeting unless a quorum of Members is present at the time when the meeting proceeds to business; the quorum shall be Members present in person or by proxy holding a majority of shares carrying the right to vote provided that such majority shall always include (i) holder(s) of not less than 51% of all outstanding Series A Preferred Shares; (ii) holder(s) of not less than 51% of all outstanding Series B Preferred Shares; and (iii) holder(s) of not less than 51% of all outstanding Series C Preferred Shares. The Members may participate in any general meeting by means of conference telephone or similar communications by means of which all persons participating in the meeting can hear each other and participation in the meeting pursuant to this provision shall constitute presence in person at such meeting.

41. A resolution in writing (in one or more counterparts) signed by all Members for the time being entitled to receive notice of and to attend and vote at general meetings (or being corporations by their duly authorized representatives) shall be as valid as if the same had been passed at a general meeting of the Company duly convened and held.

42. If within half an hour from the time appointed for the meeting a quorum is not present, the meeting shall stand adjourned to the same day in the next week at the same time and place, or to such other time or such other place as the Board of Directors may determine. If a quorum is not present at such adjourned meeting, the meeting shall be further adjourned until the same time and place in seven (7) days’ time. If a quorum is still not present, the Members for the time being present shall constitute a quorum.

43. The Chairman, if any, of the Board of Directors shall preside as chairman at every general meeting of the Company, or if there is no such Chairman, or if he shall not be present within fifteen (15) minutes after the time appointed for the holding of the meeting, or is unwilling to act the Board of Directors present shall elect one of their number to be chairman of the meeting.

44. If at any general meeting no Director is willing to act as chairman of the meeting or if no Director is present within fifteen (15) minutes after the time appointed for holding the meeting, the meeting shall stand adjourned to the same day in the next week at the same time and place, or to such other time or such other places, as the Board of Directors may determine.

45. The chairman may, with the consent of any general meeting duly constituted hereunder, and shall if so directed by the holders, present in person or by proxy, of a majority of the shares held by Members present at that meeting in person or by proxy, adjourn the meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place.

46. When a general meeting is adjourned for more than forty-five (45) days or a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given as in the case of an original meeting; save as aforesaid, it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned general meeting.

47. At any general meeting, a resolution put to the vote of the meeting shall be decided on a show of hands unless a poll is, before or on the declaration of the result of the show of hands, demanded by the chairman or any other Member present in person or by proxy.

48. Unless a poll be so demanded a declaration by the chairman that a resolution has on a show of hands been carried, or carried unanimously, or by a particular majority, or lost, and an entry to that effect in the Company’s Minute Book containing the minutes of the proceedings of the meeting shall be conclusive evidence of that fact without proof of the number or proportion of the votes recorded in favor of or against such resolution.

49. The demand for a poll may be withdrawn.

50. Except as provided in Article 48, if a poll is duly demanded, it shall be taken in such manner as the chairman directs and the result of the poll shall be deemed to be the resolution of the general meeting at which the poll was demanded.

51. A poll demanded on the election of a chairman or on a question of adjournment shall be taken forthwith. A poll demanded on any other question shall be taken at such time as the chairman of the general meeting directs and any business other than that upon which a poll has been demanded or is contingent thereon may be proceeded with pending the taking of the poll.

Votes of Members

52. Subject to any rights or restrictions for the time being attached to any class or classes of shares:

(a) on a show of hands, every Member who is present in person or by proxy shall have one vote; and

(b) on a poll, every Member present in person or by proxy shall be entitled to one vote in respect of each Ordinary Share held by him, and, in the case of each Preferred Share held by him, to that many votes to which he would be entitled, if he converted such Preferred Shares on the record date in respect of the meeting at which the poll is taken, or, if no record date is established, the date the poll was taken.

53. In the case of joint holders of record, the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders, and for this purpose, seniority shall be determined by the order in which the names stand in the register of Members.

54. A Member of unsound mind, or in respect of whom an order has been made by any court, having jurisdiction in lunacy, may vote, whether on a show of hands or on a poll, by his committee, receiver, curator bonis, or other person in the nature of a committee, receiver or curator bonis appointed by that court, and any such committee, receiver, curator bonis or other persons may vote by proxy.

55. No Member shall be entitled to vote at any general meeting unless he is registered as a shareholder of the Company on the record date for such meeting, nor unless all calls or other sums presently payable by him in respect of shares in the Company have been paid.

56. No objection shall be raised to the qualification of any voter, except at the general meeting or adjourned general meeting at which the vote objected to is given or tendered and every vote not disallowed at such general meeting shall be valid for all purposes. Any such objection made in due time shall be referred to the chairman of the general meeting whose decision shall be final and conclusive.

57. On a poll or on a show of hands, votes may be given either personally or by proxy.

58. The provisions of these Articles relating to general meetings shall apply, mutatis mutandis, to every general meeting of the holders of one class of shares.

Record Dates

59. For purposes of determining the Members entitled to notice of any meeting or to vote thereat or entitled to give written consent without a meeting, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) days nor less than ten (10) days before the date of any such meeting, nor more than sixty (60) days before any such action without a meeting, and in such event only Members of record on the date so fixed are entitled to notice and to vote or to give consents, as the case may be, notwithstanding the registration of any transfer of any shares.

60. If the Board of Directors does not so fix a record date:

(a) the record date for determining Members entitled to notice of or to vote at any general meeting shall be at the close of business on the Business Day next preceding the day on which notice is given or, if notice is waived, at the close of business on the Business Day next preceding the day on which the meeting is held; and

(b) the record date for determining Members entitled to give written consent without a meeting, (i) when no prior action by the Board of Directors has been taken, shall be the day on which the first written consent is given, or (ii) when prior action by the Board of Directors has been taken, shall be at the close of business on the day on which the Board of Directors adopts the resolution relating to that action, or the sixtieth (60th) day before the date of such other action, whichever is later.

61. For the purposes of determining the Members entitled to receive payment of any dividend or other distribution or allotment of any rights or the Members entitled to exercise any rights in respect of any other lawful action (other than as provided above), the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) days before any such action. In that case, only Members of record at the close of business on the date so fixed are entitled to receive the dividend, distribution or allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any shares on the books of the Company after the record date so fixed. If the Board of Directors does not so fix a record date, then the record date for determining Members for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the applicable resolution or the sixtieth (60th) day before the date of that action, whichever is later.

Proxies

62. The instrument appointing a proxy shall be in writing and shall be executed under the hand of the appointor or of his attorney duly authorized in writing or, if the appointor is a corporation, partnership or limited liability company, under the hand of an officer or attorney duly authorised in that behalf. A proxy need not be a Member of the Company.

63. The instrument appointing a proxy shall be deposited at the registered office of the Company or at such other place as is specified for that purpose in the notice convening the meeting no later than the time for holding the meeting, or adjourned meeting; provided, however, the Chairman of the Meeting may at his discretion direct that an instrument of proxy shall be deemed to have been duly deposited upon receipt of telex, cable or telecopy confirmation from the appointor that the instrument of proxy duly signed is in the course of transmission to the Company.

64. The instrument appointing a proxy may be in any usual or common form and may be expressed to be for a particular meeting or any adjournment thereof or generally until revoked. An instrument appointing a proxy shall be deemed to include the power to demand or join or concur in demanding a poll. A validly executed proxy which does not state that it is irrevocable shall continue in full force and effect unless (i) the person who executed the proxy revokes it prior to the time of voting by delivering a notice in writing to the Company stating that the proxy is revoked or by executing a subsequent proxy and presenting it to the meeting or by voting in person at the meeting, or (ii) written notice of the death or incapacity of the maker of that proxy is received by the Company before the vote pursuant to which that proxy is counted; provided, however, that no proxy shall be valid after the expiration of three (3) years from the date of the proxy, unless otherwise provided in the proxy.

65. A vote given in accordance with the terms of an instrument of proxy shall be valid notwithstanding the previous death or insanity of the principal or revocation of the proxy or of the authority under which the proxy is executed, or the transfer of the share in respect of which the proxy is given; provided, however, no intimation in writing of such death, insanity, revocation or transfer as aforesaid shall have been received by the Company at the registered office before the commencement of the general meeting, or adjourned meeting at which it is sought to use the proxy.

66. Any corporation, partnership or limited liability company which is a Member of record of the Company may in accordance with its Articles or in the absence of such provision by resolution of its directors or other governing body, authorize such person as it thinks fit to act as its representative at any meeting of the Company or of any class of Members of the Company, and the persons so authorized shall be entitled to exercise the same powers on behalf of the corporation, partnership or limited liability company which he represents as the corporation, partnership or limited liability company could exercise if it were an individual Member of record of the Company.

67. Shares in the Company which are beneficially owned by the Company shall not be voted, directly or indirectly, at any meeting and shall not be counted in determining the total number of outstanding shares at any given time.

Inspectors of Election

68. Before any meeting of the Members, the Board of Directors may appoint an inspector or inspectors of election to act at the meeting or its adjournment. If no inspector of election is so appointed, then the chairman of the meeting may, and on the request of any Member or a Member’s proxy, shall appoint an inspector or inspectors of election to act at the meeting. The number of inspectors shall be either one or three. If inspectors are appointed at a meeting pursuant to the request of one or more Members or proxies, then the holders of a majority of shares or their proxies present at the meeting shall determine whether one or three inspectors are to be appointed. If any person appointed as inspector fails to appear or fails or refuses to act, then the chairman of the meeting may, and upon the request of any Member or a Member proxy, shall, appoint a person to fill that vacancy.

Such inspectors shall:

(a) determine the number of shares outstanding and the voting power of each, the number of shares represented at the meeting, the existence of a quorum, and the authenticity, validity and effect of proxies;

(b) receive votes, ballot or consents;

(c) hear and determine all challenges and questions in any way arising in connection with the right to vote;

(d) count and tabulate all votes or consents;

(e) determine when the polls shall close;

(f) determine the result; and

(g) do any other acts that may be proper to conduct the election or vote with fairness to all Members.

Directors

69. (a) The Company shall have a Board of Directors consisting of not more than seven Directors, as set forth in this Article 69.

(b) One of the seven Director positions shall be Sheng Chen (until such time as Sheng Chen retires, resigns, is removed or otherwise ceases to act in accordance with these Articles).

(c) Three of the seven Director positions (the “Preferred Directors”) shall be appointed by the holder(s) of the Preferred Shares as follows:

(i) SMC Synapse Partners Limited and its affiliates shall have the rights to appoint one director, who shall initially be Yoshihisa Ueno, so long as SMC Synapse Partners Limited and its affiliates together hold more than 3% of total issued and outstanding shares in the Company;

(ii) Matrix Partners China I, L.P. and its affiliates shall have the rights to appoint one director, who shall initially be David Ying Zhang, so long as Matrix Partners China I, L.P. and its affiliates together hold more than 3% of total issued and outstanding shares in the Company;

(iii) Granite Global Ventures III LP and its affiliates shall have the rights to appoint one director, who shall initially be Jenny Lee, so long as Granite Global Ventures III LP and its affiliates together hold more than 3% of total issued and outstanding shares in the Company;

The entity that has the right to appoint directors pursuant to subsections (i), (ii) or (iii) above shall have the right to remove and replace the Directors they appointed who have been removed or have resigned from time to time.

(d) The Founders, shall, collectively, have the right to recommend three independent Directors to the Board. Each person recommended by the Founders to be an independent Director must be approved by the Board before such person becomes a Director of the Company.

(e) Subject to the approval by (i) the Company; (ii) holder(s) of not less than 51% of all outstanding Series A Preferred Shares; (iii) holder(s) of not less than 51% of all outstanding Series B Preferred Shares; and (iv) holder(s) of not less than 51% of all outstanding Series C Preferred Shares, the maximum number of Directors may be increased and such existing or future holder(s) of Ordinary Shares or Preferred Shares may be entitled to nominate such additional Directors and to remove or replace the Directors they so nominate from time to time.

(f) A representative of Sheng Chen, one of the Founders, a representative of Asuka DBJ Partners Co., Ltd. and So-net Entertainment Corporation, a representative of IP Cathay One, L.P., a representative of Trinity Ventures IX, L.P., Trinity IX Side-By-Side Fund, L.P. and Trinity IX Entrepreneurs’ Fund, L.P. and a representative of Meritech Capital Partners III L.P. and Meritech Capital Affiliates III L.P. shall be entitled to attend as an observer with no voting rights all Board of Directors meetings of the Company (each an “Observer”), for so long as the abovementioned individual or entities hold, directly or indirectly, any Shares. Any additional Observer shall be subject to approval by the Chairman of the Board of Directors. The Company shall provide to each Observer (and shall cause each other Group Company to provide to each Observer), concurrently with the members of the Board, notice of each meeting thereof or of any committee thereof, and a copy of all materials provided to such members. All Observers shall be retired on or prior to the consummation of a Qualified IPO or an initial public offering of the Ordinary Shares other than a Qualified IPO approved by the Board, which approval must include approval of a majority of the Preferred Directors (an “IPO”).

(g) The Board of Directors shall from time to time appoint a Director to act as the Chairman of the Board of Directors. For so long as the Board of Directors includes Sheng Chen, Sheng Chen shall be appointed as Chairman of the Board of Directors.

70. The remuneration to be paid to the Directors shall be such remuneration as the Board of Directors shall determine. Such remuneration shall be deemed to accrue from day to day. Subject to approval by the Board of Directors, the Directors shall also be entitled to be paid their travelling, hotel and other expenses properly incurred by them in going to, attending and returning from meetings of the Board of Directors, or any committee of the Board of Directors, or general meetings of the Company, or in respect thereof as may be determined by the Board of Directors from time to time, or a combination partly of one such method and partly the other.

71. The Board of Directors may award special remuneration to any Director of the Company undertaking any special work or services for, or undertaking any special mission on behalf of, the Company other than his ordinary routine work as a Director. Any fees paid to a Director who is also counsel or solicitor to the Company, or otherwise serves it in a professional capacity, shall be in addition to his remuneration as a Director.

72. A Director may hold any other office or place of profit under the Company (other than the office of Auditor) in conjunction with his office of Director for such period and on such terms as to remuneration and otherwise as the Board of Directors may determine.

73. A Director may act by himself or his firm in a professional capacity for the Company and he or his firm shall be entitled to remuneration for professional services as if he were not a Director.

74. A shareholding qualification for Board of Directors shall not be required.

75. A Director of the Company may be or become a director or other officer of or otherwise interested in any company promoted by the Company, or in which the Company may be interested as shareholder or otherwise, and no such Director shall be accountable to the Company for any remuneration or other benefits received by him as a director or officer of, or from his interest in, such other company.

76. No person shall be disqualified from the office of Director or prevented by such office from contracting with the Company, either as vendor, purchaser or otherwise, nor shall any such contract or any contract or transaction entered into by or on behalf of the Company in which any Director shall be in any way interested be or be liable to be avoided, nor shall any Director so contracting or being so interested be liable to account to the Company for any profit realised by any such contract or transaction by reason of such Director holding office or of the fiduciary relation thereby established. A Director shall be at liberty to vote in respect of any contract or transaction in which he is so interested as aforesaid; provided, however, that the nature of the interest of any Director in any such contract or transaction shall be disclosed by him at or prior to its consideration and any vote thereon.

77. A general notice that a Director is a shareholder of any specified firm or company and is to be regarded as interested in any transaction with such firm or company shall be sufficient disclosure under Article 76 and, after such general notice, it shall not be necessary to give special notice relating to any particular transaction.

Alternate Directors

78. A Director who expects to be unable to attend Board of Directors’ meetings because of absence, illness or otherwise may appoint any person to be an alternate Director to act in his stead and such appointee while he holds office as an alternate Director shall, in the event of absence therefrom of his appointor, be entitled to attend meetings of the Board of Directors and to vote thereat and to do, in the place and stead of his appointor, any other act or thing which his appointor is permitted or required to do by virtue of his being a Director as if the alternate Director were the appointor, other than appointment of an alternate to himself, and he shall ipso facto vacate office if and when his appointor ceases to be a Director or removes the appointee from office. Any appointment or removal under this Article shall be effected by notice in writing under the hand of the Director making the same.

Powers and Duties of Directors

79. The business of the Company shall be managed by the Board of Directors who may pay all expenses incurred in promoting, registering and setting up the Company, and may exercise all such powers of the Company as are not, from time to time by the Law, or by these Articles, or such regulations, being not inconsistent with the aforesaid, as may be prescribed by the Company in general meeting required to be exercised by the Company in general meeting; provided, however, that no regulations made by the Company in general meeting shall invalidate any prior act of the Directors which would have been valid if that regulation had not been made.

80. The Board of Directors may from time to time and at any time by powers of attorney appoint any company, firm, person or body of persons, whether nominated directly or indirectly by the Board of Directors, to be the attorney or attorneys of the Company for such purpose and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Board of Directors under these Articles) and for such period and subject to such conditions as the Board of Directors may think fit, and any such powers of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorneys as the Board of Directors may think fit and may also authorize any such attorney to delegate all or any of the powers, authorities and discretions vested in him.

81. All checks, promissory notes, drafts, bills of exchange and other negotiable instruments and all receipts for monies paid to the Company shall be signed, drawn, accepted, endorsed or otherwise executed as the case may be in such manner as the Board of Directors shall from time to time by resolution determine.

82. The Board of Directors shall cause minutes to be made in books provided for the purpose:

(a) of all appointments of officers made by the Board of Directors;

(b) of the names of the Directors (including those represented thereat by proxy) present at each meeting of the Board of Directors and of any committee of the Board of Directors; or

(c) of all resolutions and proceedings at all meetings of the Company and of the Board of Directors and of committees of the Board of Directors.

83. The Board of Directors on behalf of the Company may pay a gratuity or pension or allowance on retirement to any Director who has held any other salaried office or place of profit with the Company or to his widow or dependents and may make contributions to any fund and pay premiums for the purchase or provision of any such gratuity, pension or allowance.

84. Subject to the provisions of Article 79, the Board of Directors may exercise all the powers of the Company to borrow money and to mortgage or charge its undertaking, property and uncalled capital or any part thereof and to issue debentures, debenture stock and other securities, whether outright or as security for any debt, liability or obligation of the Company or of any third party.

Management

85. The Board of Directors may from time to time provide for the management of the affairs of the Company in such manner as it shall think fit and the provisions contained in the three (3) next following paragraphs shall be without prejudice to the general powers conferred by this paragraph.

(a) The Board of Directors from time to time and at any time may establish any committees, local boards or agencies for managing any of the affairs of the Company and may appoint any persons to be members of such committees or local boards or any managers or agents and may fix their remuneration.

(b) The Board of Directors from time to time and at any time may delegate to any such committee, local board, manager or agent any of the powers, authorities and discretions for the time being vested in the Board of Directors and may authorize the members for the time being of any such local board, or any of them, to fill up any vacancies therein and to act notwithstanding vacancies and any such appointment or delegation may be made on such terms and subject to such conditions as the Board of Directors may think fit and the Board of Directors may at any time remove any person so appointed and may annul or vary any such delegation, but no person dealing in good faith and without notice of any such annulment or variation shall be affected thereby.

(c) Any such delegates as aforesaid may be authorised by the Board of Directors to subdelegate all or any of the powers, authorities, and discretions for the time being vested in them.

Managing Directors

86. The Board of Directors may, from time to time, appoint one or more of their body to the office of Managing Director for such term and at such remuneration (whether by way of salary, or commission, or participation in profits, or partly in one way and partly in another) as it may think fit but his appointment shall be subject to termination ipso facto if he ceases from any cause to be a Director.

87. The Board of Directors may entrust to and confer upon a Managing Director any of the powers exercisable by it upon such terms and conditions and with such restrictions as it may think fit and either collaterally with or to the exclusion of its own powers and may from time to time revoke, withdraw, alter or vary all or any of such powers.

Proceedings of Board of Directors

88. Except as otherwise provided by these Articles, the Board of Directors shall meet together for the dispatch of business, convening, adjourning and otherwise regulating its meetings as it thinks fit. Questions arising at any meeting shall be decided, resolutions shall be adopted and other action shall be taken only upon the affirmative vote of a majority of the Directors present at a meeting at which there is a quorum and in case of an equality of vote at any Board of Directors Meeting, the Chairman of the Board of Directors shall have a second vote.

89. Any Director may at any time summon a meeting of the Board of Directors by at least ten (10) days’ notice in writing to every Director and Observer, which notice shall set forth the general nature of the business to be considered; provided that if notice is given in person, by cable, electronic mail, telex or telecopy, the same shall be deemed to have been given on the day it is delivered to the Directors or Observers or transmitting organization as the case may be. Any documents requiring the action of the Board of Directors at the meeting shall be furnished to the Directors and Observers no less than three (3) days in advance.

90. Notice of a meeting need not be given to any Director and Observers (i) who signs a waiver of notice or a consent to holding the meeting or an approval of the minutes thereof, whether before or after the meeting, or (ii) who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to such Director and Observers (as the case may be). All such waivers, consents, and approvals shall be filed with the corporate records or made part of the minutes of the meeting. A waiver of notice need not specify the purpose of any regular or special meeting of the Board of Directors.

91. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of Directors, if any action taken is approved by at least a majority of the required quorum for that meeting.

92. For the purposes of Article 91 a proxy appointed by a Director shall be counted in a quorum at a meeting at which the Director appointing him is not present.

93. A majority of the Board of Directors present, whether or not constituting a quorum (provided there was a quorum when the meeting started) may adjourn any meeting to another time and place. Notice of the time and place of holding an adjourned meeting need not be given unless the meeting is adjourned for more than twenty-four hours. If the meeting is adjourned for more than twenty-four hours, then notice of the time and place of the adjourned meeting shall be given before the adjourned meeting takes place, in the manner specified in Article 89 to the Directors not present at the time of the adjournment.

94. A meeting of the Board of Directors shall be chaired by the Chairman of the Board of Directors. If at any meeting the Chairman is not present within thirty minutes after the time appointed for holding the meeting, the Directors present may choose one of their number to be Chairman of the meeting.

95. The Board of Directors may delegate any of its powers to committees consisting of such member or members of the Board of Directors as it thinks fit; any committee so formed shall in the exercise of the powers so delegated conform to any regulations that may be imposed on it by the Board of Directors.

96. A committee may meet and adjourn as it thinks proper. Questions arising at any meeting of a committee shall be determined by the affirmative vote of a majority of the members present.

97. All acts done by any meeting of the Board of Directors or of a committee of the Board of Directors shall, notwithstanding that it be afterwards discovered that there was some defect in the appointment of any Director, or that any Director was disqualified, be as valid as if every such person had been duly appointed and qualified to be a Director as the case may be.

98. Directors may participate in a meeting of the Board of Directors or of any committee thereof by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other and participation in a meeting pursuant to this provision shall constitute presence in person at such meeting. A resolution in writing (in one or more counterparts), signed by all the Directors for the time being or all the members of a committee of the Board of Directors shall be as valid and effectual as if it had been passed at a meeting of the Board of Directors or committee, as the case may be, duly convened and held.

99. A Director may be represented at any meetings of the Board of Directors by a proxy appointed by him in which event the presence or vote of the proxy shall for all purposes be deemed to be that of the Director. The provisions of Articles 62 – 67 shall mutatis mutandis apply to the appointment of proxies by Directors.

100. The quorum of a Board of Directors meeting shall be four (4) Directors and shall always include Sheng Chen (for so long as he remains a Director) and the Preferred Directors (if any). If a quorum is not present at such meeting, the meeting shall be adjourned until the same time and place on the same day in seven (7) days’ time. If a quorum is still not present, the quorum of such adjourned meeting shall be any three (3) Directors including at least Sheng Chen (for so long as he remains a Director) and one Preferred Director (if any). If the quorum of such adjourned meeting is not present, the meeting shall be further adjourned until the same time and place on the same day in seven (7) days’ time. At such further adjourned meeting, any three (3) Directors shall constitute a quorum.

Resignation, Removals and Vacancies

101. Any Director may resign effective on giving written notice to the Board of Directors, unless the notice specifies a later time for that resignation to become effective. If the resignation of a Director is effective at a future time, the Members may, subject to the provisions of Article 69, by resolution appoint a successor to take office when the resignation becomes effective.

102. Subject to the provisions of Article 69, any and all Directors may be removed with or without cause by a resolution of Members.

103. Subject to the provisions of Article 69, vacancies in the Board of Directors shall be filled by a resolution of Members.

104. A vacancy or vacancies in the Board of Directors shall be deemed to exist (i) in the event of the death, resignation or removal of any Director, (ii) if the Board of Directors by resolution declares vacant the office of a Director who has been declared of unsound mind by an order of court or convicted of a criminal offense punishable by imprisonment, (iii) if the authorized number of Directors is increased, or (iv) if the Members fail, at any meeting of Members at which any Director or Directors are elected, to elect the number of Directors to be elected at that meeting. Upon any vacancy arising as a result of paragraph (i) or (ii) above the Director concerned shall cease to be a Director.

105. Subject to Article 69, the Board of Directors shall have power by vote of a majority of the remaining Directors, even if less than a quorum, from time to time to appoint any person to be a Director at any time to fill any vacancy or vacancies not filled by the Members in accordance with Article 103. Each Director so elected shall hold office until the next annual meeting of the Members or until a successor has been appointed in accordance with Article 100.

Presumption of Assent

106. A Director of the Company who is present at a meeting of the Board of Directors at which action on any Company matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent from such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to such person immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Director who voted in favor of such action.

Register of Mortgages and Charges

107. The Company shall maintain at the registered office a register of mortgages and charges in accordance with the Law.

Seal

110. The Seal shall only be used by the authority of the Board of Directors or of a committee of the Board of Directors authorized by the Board of Directors in that behalf and every instrument to which the Seal has been affixed shall be signed by one person who shall be either a Director or the Secretary or some person appointed by the Board of Directors for the purpose; provided that the Company may have for use in any place or places outside the Cayman Islands, a duplicate seal or seals each of which shall be a facsimile of the Common Seal of the Company and, if the Board of Directors so determines, with the addition on its face of the name of every place where it is to be used; and provided further, that a Director, Secretary or other officer or representative or attorney may without further authority of the Board of Directors affix the Seal of the Company over his signature alone to any document of the Company required to be authenticated by him under Seal or to be filed with the Registrar of Companies in the Cayman Islands or elsewhere wheresoever.

Officers

111. The Company may have a President or a Secretary appointed by the Board of Directors who may also from time to time appoint such other officers as it considers necessary, all for such terms, at such remuneration and to perform such duties, and subject to such provisions as to disqualification and removal as the Board of Directors from time to time prescribes. For the avoidance of doubt, the Company may have, and the President shall then be assisted by other senior executive officers, which may consist of a Chief Financial Officer, a Chief Operating Officer and one or more other officers with independent policy-making authority (together the “Executive Officers”).

Redemption and Repurchase

112. (a) Subject to the provisions of the Law and the Articles, shares may be issued on the terms that they are, or at the option of the Company or the holder are, to be redeemed on such terms and in such manner as the Company, before the issue of the shares, may determine.

(b) Subject to the provisions of the Law and these Articles, the Company may purchase its own shares (including fractions of a share), including any redeemable shares, and may effect such repurchase in such manner as the Board of Directors may from time to time determine and agree with the Member or Members holding the relevant shares, including at such price and on all such other terms as the Directors may from time to time determine and agree as aforesaid, and may make payment therefor in any manner authorised by the Law, including out of capital.

(i) Subject to the approval of holders of a majority of the outstanding Preferred Shares, any holder of outstanding Series B Preferred Shares or Series C Preferred Share (a “Redemption Holder”) may, at any time after December 1, 2014, request the Company to redeem (any and all outstanding Series B Preferred Shares or Series C Preferred Shares held by such holder whereupon the Company shall redeem such outstanding Series B Preferred Shares or Series C Preferred Shares at a redemption price equal to 120% of the Deemed Original Purchase Price applicable to such Series B Preferred Shares or Series C Preferred Shares, as the case may be, plus all declared but unpaid dividends on such outstanding Series B Preferred Shares or Series C Preferred Shares (as adjusted for any recapitalizations, share combinations, share dividends, share splits and the like) (the “Redemption Price”) out of funds lawfully available for such purpose, by delivery of a bankers draft for such amount to the address of such holder set out in the register of members of the Company.

(ii) A Redemption Holder may exercise its rights under Article 112 (c)(i) by giving the Company a written notice stating the number of the Series B Preferred Shares and/or the Series C Preferred Shares to be redeemed by the Company and the date on which the redemption shall take place, which shall be no earlier than sixty (60) calendar days after such notice of redemption is given (the “Redemption Date”). Upon receipt of any such request, the Company shall promptly deliver a copy of such notice (the “Company Notice”) to each other holder of record of Series B Preferred Shares and Series C Preferred Shares, at the address last shown on the records of the Company for such holder. Each such other holder of Series B Preferred Shares and Series C Preferred Shares shall have the right to participate in the redemption and require the Company to redeem all or part of the Series B Preferred Shares and/or Series C Preferred Shares held by such holder at the Redemption Price and on the same Redemption Date, together with the Series B Preferred Shares and/or Series C Preferred Shares of the initiating holder(s) to be redeemed, by written notice to the Company within fifteen (15) calendar days following the date of the Company Notice indicating its election to participate in the redemption and the number of its Series B Preferred Shares and/or Series C Preferred Shares to be redeemed.

(iii) If on the Redemption Date, the lawfully distributable funds of the Company shall be insufficient to make payment of the Redemption Price on all Series B Preferred Shares and Series C Preferred Shares for which redemption has been duly requested, then such lawfully distributable funds shall first be distributed among the holders of Series C Preferred Shares, ratably in proportion to the full amounts to which they would otherwise be respectively entitled thereon, and then the remaining legally distributable funds, if any, shall be distributed among the holders of Series B Preferred Shares, ratably in proportion to the full amounts to which they would otherwise be respectively entitled thereon. The Series B Preferred Shares and Series C Preferred Shares that are not redeemed shall be carried forward and redeemed in the manner described above as soon as the Company has legally distributable funds to do so.

(iv) Before any holder of Series B Preferred Shares or Series C Preferred Shares shall be entitled to receive the Redemption Price under this Article 112(c), such holder shall surrender its certificate or certificates representing such Series B Preferred Shares or Series C Preferred Shares to be redeemed to the Company in the manner and at the place designated by the Company for that purpose and each such certificate shall be cancelled. In the event less than all the shares represented by any such certificate are redeemed as provided in this Article 112(c), a new certificate shall be promptly issued representing the unredeemed shares. Unless there has been a default in payment of the Redemption Price, upon cancellation of the certificate representing such Series B Preferred Shares or Series C Preferred Shares to be redeemed, all dividends on such Series B Preferred Shares or Series C Preferred Shares designated for redemption on the Redemption Date shall cease to accrue and all rights of the holders thereof, except the right to receive the Redemption Price thereof (including all accrued and unpaid dividend up to the Redemption Date), without interest, shall cease and terminate and such Series B Preferred Shares or Series C Preferred Shares shall cease to be issued shares of the Company.

Dividends

113. Subject to the Law and to Article 115, the Board of Directors may from time to time declare dividends (including interim dividends) and distributions on shares of the Company outstanding and authorize payment of the same out of the funds of the Company lawfully available therefor.

114. All dividends declared by the Board of Directors shall be declared payable to the holders of Shares of the Company registered as such on the record date specified by the Board of Directors at the time such dividends are declared.

115. All dividends shall be declared and paid according to the par value of the shares in issue (excluding any share held by the Company at the date of declaration of the dividend). No dividend shall be paid on the Ordinary Shares in any year, unless and until equivalent dividend has also been declared and paid on the Preferred Shares on an as-converted to Ordinary Shares basis for such year. No dividend shall be paid on the Series A Preferred Shares or Series B Preferred Shares in any year, unless and until equivalent dividend has also been declared and paid on the Series C Preferred Shares on an as-converted to Ordinary Shares basis for such year.

116. The Board of Directors may, before declaring any dividends or distributions, set aside such sums as it thinks proper as a reserve or reserves which shall at the discretion of the Board of Directors, be applicable for any purpose of the Company and pending such application may, at the like discretion, be employed in the business of the Company.

117. No dividend or distribution shall be payable except out of the profits of the Company, realised or unrealised or out of the share premium account or as otherwise permitted by the Law.

118. The Board of Directors may deduct from any dividend or distribution payable to any Member all sums of money (if any) presently payable by him to the Company on account of calls or otherwise.

119. The Board of Directors may declare that any dividend or distribution be paid wholly or partly by the distribution of specific assets and in particular of paid up shares, debentures, or debenture stock of any other company or in any one or more of such ways and where any difficulty arises in regard to such distribution, the Board of Directors may settle the same as it thinks expedient and in particular may issue fractional certificates and fix the value for distribution of such specific assets or any part thereof and may determine that cash payments shall be made to any Members upon the footing of the value so fixed in order to adjust the rights of all Members and may vest any such specific assets in trustees as may seem expedient to the Board of Directors.

120. Any dividend, interest or other monies payable in cash in respect of shares may be paid by check or warrant sent through the post directed to the registered address of the holder or, in the case of joint holders, to the holder who is first named on the register of members or to such person and to such address as such holder or joint holders may in writing direct. Every such check or warrant shall be made payable to the order of the person to whom it is sent. Any one of two or more joint holders may give effectual receipts for any dividends, bonuses, or other monies payable in respect of the share held by them as joint holders.

121. No dividend shall bear interest against the Company.

Capitalization

122. Upon the recommendation of the Board of Directors, the Members may by resolution authorise the Board of Directors to capitalise any sum standing to the credit of any of the Company’s reserve accounts (including share premium account and capital redemption reserve fund) or any sum standing to the credit or profit and loan amount or otherwise available for distribution and to appropriate such sum to Members in the proportions in which such sum would have been divisible amongst them had the same been a distribution of profits by way of dividend and to apply such sum on their behalf in paying up in full unissued shares (not being redeemable shares) for allotment and distribution credited as fully paid up to and amongst them in the proportion aforesaid. In such event the Board of Directors shall do all acts and things required to give effect to such capitalization, with full power to the Board of Directors to make such provisions as it thinks fit for the case of shares becoming distributable in fractions. The Board of Directors may authorize any person to enter on behalf of all of the Members interested into an agreement with the Company providing for such capitalization and matters incidental thereto and any agreement made under such authority shall be effective and binding on all concerned.

Books of Account

123. The Board of Directors shall cause proper books of account to be kept with respect to:

(a) all sums of money received and expended by the Company and the matters in respect of which the receipt or expenditure takes places;

(b) all sales and purchases of goods by the Company; and

(c) the assets and liabilities of the Company.

Proper books shall not be deemed to be kept if there are not kept such books of account as are necessary to give a true and fair view of the state of the Company’s affairs and to explain its transactions.

124. (a) The minutes and accounting books and records shall be open to inspection upon the written demand of any Member, at any reasonable time during usual business hours, for a proper purpose. The Board of Directors may establish procedures or conditions regarding these inspection rights for the following purposes: (i) protecting the interests of the Company; (ii) protecting the confidentiality of the information contained in those books and records; (iii) protecting the convenience of the Company; or (iv) protecting any other interest of the Company that the Board of Directors deems proper.

(b) The inspection rights provided for in this Article 124 shall terminate upon the completion of a Qualified IPO.

125. The Board of Directors may from time to time cause to be prepared and to be laid before the Company in general meeting profit and loss accounts, balance sheets, group accounts (if any) and such other reports and accounts as may be required by law.

Audit

126. The Company may at any annual general meeting appoint an Auditor or Auditors of the Company who shall hold office until the next annual general meeting and may fix his or their remuneration.

127. The Board of Directors may before the first annual general meeting appoint an Auditor or Auditors of the Company who shall hold office until the first annual general meeting unless previously removed by a resolution of the Members in general meeting in which case the Members at that meeting may appoint Auditors. The Board of Directors may fill any casual vacancy in the office of Auditor but while any such vacancy continues the surviving or continuing Auditor or Auditors, if any, may act. The remuneration of any Auditor appointed by the Board of Directors under this Article may be fixed by the Board of Directors.

128. Every Auditor of the Company shall have a right of access at all times to the books and accounts and vouchers of the Company and shall be entitled to require from the Board of Directors and Officers of the Company such information and explanation as may be necessary for the performance of the duties of the Auditors.

129. Auditors shall at the next annual general meeting following their appointment and at any other time during their term of office, upon request of the Board of Directors or any general meeting of the Members, make a report on the accounts of the Company in general meeting during their tenure of office.

Notices

130. Notices shall be in writing and may be given by the Company to any Member either personally or by sending it by post, overnight courier, electronic mail, or telecopy to him or to his address as shown in the register of members, such notice, if mailed, to be forwarded airmail if the address be outside the Cayman Islands.

131. (a) Where a notice is sent by post, service of the notice shall be deemed to be effected by properly addressing, pre-paying and posting a letter containing the notice, and to have been effected at the expiration of sixty (60) hours after the letter containing the same is posted as aforesaid.

(b) Where a notice is sent by overnight courier, service of the notice shall be deemed to be effected by properly addressing, and sending such notice through a transmitting organization and to have been effected on the day the same is sent as aforesaid.

(c) Where a notice is sent by electronic mail or telecopy, service of the notice shall be deemed to be effected by transmitting the electronic mail or telecopy to the electronic mail address or telecopy number, as the case may be, provided by the intended recipient and shall be deemed to have been effected on the same day that the same is sent as aforesaid, provided that the recipient acknowledges or confirms receipt of such electronic mail or telecopy.

132. A notice may be given by the Company to the joint holders of record of a share by giving the notice to the joint holder first named on the register of members in respect of the share.

133. A notice may be given by the Company to the person or persons which the Company has been advised are entitled to a share or shares in consequence of the death or bankruptcy of a Member by sending it through the post as aforesaid in a pre-paid letter addressed to them by name, or by the title of representatives of the deceased, or trustee of the bankrupt, or by any like description at the address supplied for that purpose by the persons claiming to be so entitled, or at the option of the Company by giving the notice in any manner in which the same might have been given if the death or bankruptcy had not occurred.

134. Notice of every general meeting shall be given in any manner hereinbefore authorised to:

(a) every person shown as a Member in the register of members as of the record date for such meeting except that in the case of joint holders the notice shall be sufficient if given to the joint holder first named in the register of members; and

(b) every person upon whom the ownership of a share devolves by reason of his being a legal personal representative or a trustee in bankruptcy of a Member of record where the Member of record but for his death or bankruptcy would be entitled to receive notice of the meeting.

No other person shall be entitled to receive notices of general meetings.

Pension and Superannuation Funds

135. The Directors may, subject to resolution of the Members, establish and maintain or procure the establishment and maintenance of any non-contributory or contributory pension or superannuation funds for the benefit of, and give or procure the giving of donations, gratuities, pensions, allowances or emoluments to any persons who are or were at any time in the employment or service of the Company or any company which is a subsidiary of the Company or is allied to or associated with the Company or with any such subsidiary, or who are or were at any time directors or officers of the Company or of any such other company as aforesaid or who hold or held any salaried employment or office in the Company or such other company, or any persons in whose welfare the Company or any such other company as aforesaid is or has been at any time interested, and may make payments for widows, families and dependents of any such persons as aforesaid, and may do any of or towards the insurance of any such persons as aforesaid, and may do any of the matters aforesaid either alone or in conjunction with any such other company as aforesaid. A Director holding any such employment or office shall be entitled to participate in and retain for his own benefit any such donation, gratuity, pension, allowance or emolument.

Winding Up

136. If the Company shall be wound up, the liquidator shall apply the assets of the Company in satisfaction of creditors’ claims in such manner and order as he thinks fit. The liquidator shall, in relation to the assets available for distribution among the Members, distribute the same to the Members as follows:

(a) (i) In the event of any liquidation, dissolution or winding up of the Company in which the valuation of the Company is more than the total Deemed Original Purchase Price of all the Series A1 Preferred Shares, Series B1 Preferred Shares, Series B2 Preferred Shares and Series C1 Preferred Shares, prior and in preference to any distribution of any of the assets or funds of the Company to the holders of Ordinary Shares and Series A Preferred Shares and Series B Preferred Shares, the holders of Series C Preferred Shares shall be entitled to receive for each outstanding Series C Preferred Share then held by them an amount equal to the Deemed Original Purchase Price applicable to such Series C Preferred Share plus all declared but unpaid dividends and distribution on such Series C Preferred Share (as adjusted for any recapitalizations, share combinations, share dividends, share splits and the like). If, upon the occurrence of such liquidation, dissolution or winding up, the assets and funds of the Company legally available for distribution to the Members by reason of their ownership of shares of the Company shall be insufficient to permit the payment to such holders of Series C Preferred Shares of the full aforementioned preferential amount, then the entire assets and funds of the Company legally available for distribution to the Members shall be distributed pro-rata among the holders of Series C Preferred Shares based on the Deemed Original Purchase Price applicable to the Series C Preferred Shares.

(ii) After payment to the holders of Series C Preferred Shares of the amounts to which they are entitled pursuant to sub-paragraph (i) above, the holders of Series B Preferred Shares shall be entitled to receive for each outstanding Series B Preferred Share then held by them an amount equal to the Deemed Original Purchase Price applicable to such Series B Preferred Share plus all declared but unpaid dividends on such Series B Preferred Share (as adjusted for any recapitalizations, share combinations, share dividends, share splits and the like). If, upon the occurrence of such liquidation, dissolution or winding up, the assets and funds of the Company that remain legally available for distribution to the Members by reason of their ownership of shares of the Company after payment to the holders of Series C Preferred Shares of the amounts to which they are entitled pursuant to sub-paragraph (i) above, shall be insufficient to permit the payment to such holders of Series B Preferred Shares of the full aforementioned preferential amount, then all such assets and funds of the Company that remain legally available for distribution to the Members by reason of their ownership of shares of the Company after payment to the holders of Series C Preferred Shares of the amounts to which they are entitled pursuant to sub-paragraph (i) above, shall be distributed pro rata among the holders of Series B Preferred Shares based on the weighted average of the Deemed Original Purchase Price applicable to Series B Preferred Shares.

(iii) After payment to the holders of Series C Preferred Shares and Series B Preferred Shares of the amounts to which they are entitled pursuant to sub-paragraphs (i) and (ii) above, the holders of Series A Preferred Shares shall be entitled to receive for each outstanding Series A Preferred Share then held by them an amount equal to the Deemed Original Purchase Price applicable to such Series A Preferred Share plus all declared but unpaid dividends on such Series A Preferred Share (as adjusted for any recapitalizations, share combinations, share dividends, share splits and the like). If, upon the occurrence of such liquidation, dissolution or winding up, the assets and funds of the Company that remain legally available for distribution to the Members by reason of their ownership of shares of the Company after payment to the holders of Series C Preferred Shares and Series B Preferred Shares of the amounts to which they are entitled pursuant to sub-paragraphs (i) and (ii) above, shall be insufficient to permit the payment to such holders of Series A Preferred Shares of the full aforementioned preferential amount, then all such assets and funds of the Company that remain legally available for distribution to the Members by reason of their ownership of shares of the Company after payment to the holders of Series C Preferred Shares and Series B Preferred Shares of the amounts to which they are entitled pursuant to sub-paragraphs (i) and (ii) above, shall be distributed pro rata among the holders of Series A Preferred Shares based on the weighted average of the Deemed Original Purchase Price applicable to Series A Preferred Shares.

(iv) After payment to the holders of the Preferred Shares of the amounts to which they are entitled pursuant to sub-paragraphs (i) through (iii) above, all assets and funds of the Company that remain legally available for distribution to the Members by reason of their ownership of Shares of the Company shall be distributed pro rata among the holders of Ordinary Shares and the holders of Preferred Shares (on an as-converted to Ordinary Shares basis) in proportion to the number of Ordinary Shares held by each such holder.

(b) (i) In the event of any liquidation, dissolution or winding up of the Company in which the valuation of the Company is not more than the total Deemed Original Purchase Price of all the Series A1 Preferred Shares, Series B1 Preferred Shares, Series B2 Preferred Shares and Series C1 Preferred Shares, prior and in preference to any distribution of any of the assets or funds of the Company to the holders of Ordinary Shares, the holders of Preferred Shares shall be entitled to receive for each outstanding Preferred Share then held by them an amount equal to the Deemed Original Purchase Price applicable to such Preferred Share plus all declared but unpaid dividends and distribution on such Preferred Share (as adjusted for any recapitalizations, share combinations, share dividends, share splits and the like) If, upon the occurrence of a liquidation, dissolution or winding up, the assets and funds of the Company legally available for distribution to the Members by reason of their ownership of shares of the Company shall be insufficient to permit the payment to such holders of Preferred Shares of the full aforementioned preferential amount, then the entire assets and funds of the Company legally available for distribution to the Members shall be distributed pro rata among the holders of Preferred Shares based on the Deemed Original Purchase Price applicable to the respective Preferred Shares.

(ii) After payment to the holders of Preferred Shares of the amounts to which they are entitled pursuant to sub-paragraph (i) above, all assets and funds of the Company that remain legally available for distribution to the Members by reason of their ownership of Shares of the Company shall be distributed pro rata among the holders of Ordinary Shares and the holders of Preferred Shares (on an as converted to Ordinary Shares basis) in proportion to the number of Ordinary Shares held by each such holder.

137. Notwithstanding Article 138, a Trade Sale in which the Directors and senior managers of the Company immediately prior to the Trade Sale are not the same or substantially the same as the Directors and senior managers of the acquirer or the surviving or resulting entity shall be treated as a liquidation, dissolution or winding up so that the Members shall receive payment in such priority as set out in Article 136, whether by way of dividend or redemption of shares (as determined by the Board of Directors in its absolute discretion), unless the total consideration from such Trade Sale results in a valuation of the Company of greater than three (3) times the valuation of the Company calculated based on the highest Deemed Original Purchase Price of the Series C Preferred Shares (as adjusted, if applicable) and in such event the Members shall receive such payment on a pro rata basis in proportion to the number of Ordinary Shares or Preferred Shares (on an as-converted to Ordinary Shares basis) held by each of them.

138. The Company may only be voluntarily liquidated, dissolved or wound-up by the Members by Special Resolution, or by ordinary resolution if the Company is unable to pay its debts as they fall due.

139. For the purposes of Article 136, a liquidation, dissolution or winding-up of the Company shall be deemed to have occurred upon a consolidation or merger of the Company with or into any other company or companies in which the existing Members immediately prior to the consummation of such consolidation or merger do not retain a majority of the voting power in the surviving company.

Indemnity

139. The Directors and officers for the time being of the Company and any trustee for the time being acting in relation to any of the affairs of the Company and their heirs, executors, administrators and personal representatives respectively shall be indemnified to the maximum extent permitted by law out of the assets of the Company from and against all actions, proceedings, costs, charges, losses, damages and expenses which they or any of them shall or may incur or sustain by reason of any act done or omitted in or about the execution of their duty in their respective offices or trusts, except such (if any) as they shall incur or sustain by or through their own wilful neglect or default respectively and no such Director, officer or trustee shall be answerable for the acts, receipts, neglects or defaults of any other Director, officer or trustee or for joining in any receipt for the sake of conformity or for the solvency or honesty of any banker or other persons with whom any monies or effects belonging to the Company may be lodged or deposited for safe custody or for any insufficiency of any security upon which any monies of the Company may be invested or for any other loss or damage due to any such cause as aforesaid or which may happen in or about the execution of his office or trust unless the same shall happen through the wilful neglect or default of such Director, Officer or trustee.

Fiscal Year

140. Unless the Board of Directors otherwise prescribe, the financial year of the Company shall end on 31 December in each year.

Amendments of Articles

141. Subject to the provisions of the Law and these Articles, the Company may at any time and from time to time by Special Resolution of Members alter or amend these Articles in whole or in part.

Protective Provisions

142. Subject to the Law, the Company shall not, and shall also procure that none of the other Group Companies will:

(a) save as otherwise agreed in the annual budget, without first obtaining the written approval of more than two-thirds (2/3) of the Directors of the Company including a majority of the Preferred Directors (and in respect of paragraph (vi) below, including the approval of the Chairman of the Board of Directors of the Company):

(i) change any part of its business activities;

(ii) acquire any investment or incur any commitment (otherwise as approved in the annual budget) in excess of US$200,000 (or its equivalent in any other currency or currencies) at any time in respect of any one transaction or in excess of US$1,000,000 (or its equivalent in any other currency or currencies) at any time in related transactions in any financial year;

(iii) borrow any money or obtain any financial facilities except pursuant to trade facilities obtained from banks or other financial institutions in the ordinary course of business;

(iv) create, allow to create or issue any debenture constituting a pledge, lien or charge (whether by way of fixed or floating charge, mortgage encumbrance or other security) on all or any of its undertaking, assets or rights except for the purpose of securing borrowings of not more than US$200,000 at any time or an aggregate of US$1,000,000 per year from banks or other financial institutions in the ordinary course of business;

(v) make any advances or other credits involving more than US$250,000 in a single transaction or more than US$500,000 in the aggregate in any fiscal year to any person, or guarantee, indemnify, act as surety for, or otherwise secure or accept or assume any direct or indirect liability for the liabilities of or obligations of any person except as security for facilities or loans granted to it or in the ordinary course of its business;

(vi) appoint, dismiss and determine the terms of such appointment or dismissal of its Chief Executive Officer, Chief Operating Officer, Chief Financial Officer and Chief Technology Officer;

(vii) amend the accounting policies previously adopted or change its financial year;

(viii) approve, adopt or amend the terms of any bonus (other than as approved in the annual budget) or profit sharing scheme;

(ix) appoint or change its auditors;

(x) approve or make adjustments or modifications to terms of transactions involving the interest of any Director or shareholder, including but not limited to the making of any loans or advances, whether directly or indirectly, except on arms-length terms in the ordinary course of business and in amounts less than US$100,000 in the aggregate per year; or the provision of any guarantee, indemnity or security for or in connection with any indebtedness of liabilities of any Director or shareholder;

(xi) amend, alter or modify any term of any financing or lending agreements or arrangements to which it is a party;

(xii) approve or amend the annual budget; or

(xiii) approve, adopt or amend the terms of any employee share option or equity incentive scheme.

(b) without first obtaining the written approval of (i) holder(s) of not less than 51% of all outstanding Series A Preferred Shares; (ii) holder(s) of not less than 51% of all the outstanding Series B Preferred Shares; and (iii) holder(s) of not less than 51% of all the outstanding Series C Preferred Shares:

(i) amend or alter its memorandum of association, articles of association, by-laws, regulations or any other constitutional documents in a manner that would adversely affect the rights of a holder of Preferred Shares;

(ii) create (by new authorization, reclassification, recapitalization or otherwise) or issue any class or series of shares or stock or securities exchangeable for or convertible into shares

(iii) consolidate or divide or alter, increase or reduce all or any of its share capital, or grant or issue any options rights or warrants which may require the issue of shares in the future or do any act which has the effect of diluting or reducing the effective shareholding of the Preferred Shareholders in the Company;

(iv) pay or declare any dividends, or make any other distribution of cash, shares or other assets, on any of its shares;

(v) capitalize any sum standing to the credit of any of its reserve accounts or profit or loan accounts;

(vi) authorize a merger or consolidation or sale or spin-off of all or substantially all of its assets;

(vii) sell, lease, convey, exchange, transfer, grant an exclusive license in any country under, or otherwise dispose of (x) the patents and any other tangible or intangible assets which are requisite for it to carry on its business or (y) all or substantially all of the assets held by it;

(viii) redeem, repurchase, cancel or otherwise acquire any of its shares or securities; provided, however, that this restriction shall not apply to the redemption, repurchase or other acquisition of (x) securities from employees, officers, directors or consultants upon termination of service or employment, or (y) securities upon the exercise by the Company of a right of first refusal under Article 11(d) approved by the Board;

(ix) authorize, adopt, amend or establish, or allocate additional shares or options to, any employee share grant, share purchase, share options, incentive or compensation plan, program or arrangement;

(x) change in any material respect the nature of its current or contemplated business as carried on as of the date hereof;

(xi) establish or invest in, or divest or sell of any interest in, any Group Company or affiliated company;

(xii) approve the listing of its shares on any stock exchange;

(xiii) approve any recapitalization, restructuring or reorganization or any action that would result in its dissolution, liquidation or winding up, or apply for the appointment of a receiver, manager or judicial manager or like officer;

(xiv) increase or decrease the maximum number of Directors;

(xv) enter into any joint venture agreements or the formation of any subsidiary;

(xvi) acquire any share capital or other securities of any body corporate or the establishment of any branch;

(xvii) sell, transfer, license, charge, encumber or otherwise dispose of any trademarks, patents or other intellectual property owned by it except in the ordinary course of its business;

(xviii) dispose or dilute its interest, directly or indirectly in any of its Subsidiaries; or

(xix) approve any transfer of its shares.

In addition to (but not in derogation of) the foregoing, the Company shall not, and shall procure each of the other Group Companies not to, without first obtaining the written approval of holder(s) of not less than 51% of a class of outstanding Preferred Shares, repeal, alter or amend these Articles in a manner which affects the rights, preferences, privileges or powers or restrictions attaching to that class of Preferred Shares or take any other action which affects such rights, preferences, privileges or powers or restrictions, take any action that authorizes, creates or issues any securities of any class in the Group Company having rights superior or on a parity to that class of Preferred Shares, and take any action that reclassifies any securities of any class in the Group Company into shares having rights superior or on a parity to that class of Preferred Shares. For the avoidance of doubt, for the purpose of this sub-paragraph, all Series A Preferred Shares shall be deemed to belong to one single class, all Series B Preferred Shares shall be deemed to belong to one single class, and all Series C Preferred Shares shall be deemed to belong to one single class.

Where any Special Resolution or ordinary resolution of the Company in a general meeting is required to approve any of the matters set forth in this Article 142(b) and such matter has not received the approval of the holders of the Series A Preferred Shares, Series B Preferred Shares or Series C Preferred Shares, as the case may be, as required by this Article 142(b), the holders of the Series A Preferred Shares, Series B Preferred Shares or Series C Preferred Shares, as the case may be, who vote against the resolution shall have the number of votes equal to the votes of all Members who vote for the resolution plus one.

(c) This Article 142 shall terminate and thereafter have no effect upon the closing of the Qualified IPO.

Continuation

144. The Company may by a resolution of Members continue as a company incorporated under the laws of a jurisdiction outside the Cayman Islands in the manner provided for by the laws of that other jurisdiction.